                                CREDIT AGREEMENT

                                      AMONG

                          LENFEST COMMUNICATIONS, INC.,
                                  AS BORROWER,

                           THE TORONTO-DOMINION BANK,
                         PNC BANK, NATIONAL ASSOCIATION
                         AND NATIONSBANK OF TEXAS, N.A.,
                              AS ARRANGING AGENTS,

                         PNC BANK, NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENT,

                           NATIONSBANK OF TEXAS, N.A.,
                              AS SYNDICATION AGENT,


                            THE LENDERS PARTY HERETO

                                       AND

                         TORONTO DOMINION (TEXAS), INC.,
                             AS ADMINISTRATIVE AGENT



                                                       INDEX

                                                                                                                Page
                                                                                                                ----
ARTICLE 1              Definitions..............................................................................  1

ARTICLE 2              Loans.................................................................................... 21

         2.1           The Loans................................................................................ 21
         2.2           Manner of Borrowing and Disbursement..................................................... 22
         2.3           Interest................................................................................. 25
         2.4           Fees..................................................................................... 28
         2.5           Commitment Reduction..................................................................... 28
         2.6           Prepayment............................................................................... 30
         2.7           Repayment................................................................................ 31
         2.8           Notes; Loan Accounts..................................................................... 32
         2.9           Manner of Payment........................................................................ 32
         2.10          Reimbursement............................................................................ 34
         2.11          Pro Rata Treatment....................................................................... 35
         2.12          Capital Adequacy......................................................................... 36
         2.13          Letters of Credit........................................................................ 36
         2.14          Addition of New Lenders and Increases in
                       Revolving Loan Commitment During the
                       Syndication Period....................................................................... 41

ARTICLE 3              Conditions Precedent..................................................................... 42

         3.1           Conditions Precedent to Initial Advance. ................................................ 42
         3.2           Conditions Precedent to Each Advance..................................................... 44
         3.3           Conditions Precedent to Issuance of each Letter
                       of Credit................................................................................ 45

ARTICLE 4              Representations and Warranties........................................................... 46

         4.1           Representations and Warranties........................................................... 46
         4.2           Survival of Representations and Warranties,
                       etc...................................................................................... 55

ARTICLE 5              General Covenants........................................................................ 56

         5.1           Preservation of Existence and Similar Matters............................................ 56
         5.2           Business; Compliance with Applicable Law................................................. 56
         5.3           Maintenance of Properties................................................................ 56
         5.4           Accounting Methods and Financial Records................................................. 56
         5.5           Insurance................................................................................ 57
         5.6           Payment of Taxes and Claims.............................................................. 57
         5.7           Visits and Inspections................................................................... 58
         5.8           Payment of Indebtedness; Loans........................................................... 58
         5.9           Use of Proceeds.......................................................................... 58
         5.10          Indemnity................................................................................ 58



                                                                                                               Page
                                                                                                               ----
         5.11          Interest Rate Hedging.................................................................... 59
         5.12          Payment of Wages......................................................................... 59

ARTICLE 6              Information Covenants.................................................................... 59

         6.1           Quarterly Financial Statements........................................................... 60
         6.2           Annual Financial Statements.............................................................. 60
         6.3           Monthly Operating Reports................................................................ 61
         6.4           Performance Certificates................................................................. 61
         6.5           Copies of Other Reports.................................................................. 62
         6.6           Notice of Litigation and Other Matters................................................... 63

ARTICLE 7              Negative Covenants....................................................................... 64

         7.1           Indebtedness of the Borrower and the Restricted
                       Subsidiaries............................................................................. 64
         7.2           Limitation on Liens...................................................................... 65
         7.3           Amendment and Waiver..................................................................... 66
         7.4           Liquidation, Change in Ownership, Disposition
                       or Acquisition of Assets; Change in Business............................................. 66
         7.5           Limitation on Guaranties................................................................. 68
         7.6           Investments.............................................................................. 68
         7.7           Restricted Payments and Purchases........................................................ 69
         7.8           Senior Leverage Ratio.................................................................... 70
         7.9           Operating Cash Flow to Total Interest Expense
                       Ratio.................................................................................... 70
         7.10          Operating Cash Flow Plus Cash on Hand to Fixed
                       Charges Ratio............................................................................ 71
         7.11          Annualized Operating Cash Flow to Pro Forma
                       Debt Service Ratio....................................................................... 71
         7.12          Affiliate Transactions................................................................... 72
         7.13          Limitation on Leases; Sale/Leasebacks.................................................... 72
         7.14          ERISA Liabilities........................................................................ 72
         7.15          Restrictions on Upstream Dividends by
                       Subsidiaries............................................................................. 72
         7.16          Capital Expenditures..................................................................... 73

ARTICLE 8              Default.................................................................................. 74

         8.1           Events of Default........................................................................ 74
         8.2           Remedies................................................................................. 77

ARTICLE 9              The Agents............................................................................... 78

         9.1           Appointment and Authorization............................................................ 78
         9.2           Interest Holders......................................................................... 79
         9.3           Consultation with Counsel................................................................ 79
         9.4           Documents................................................................................ 79




                                                                                                               Page
                                                                                                               ----
         9.5           Administrative Agent and Affiliates...................................................... 79
         9.6           Responsibility of the Administrative Agent............................................... 79
         9.7           Action by Administrative Agent........................................................... 80
         9.8           Notice of Default or Event of Default.................................................... 80
         9.9           Responsibility Disclaimed................................................................ 81
         9.10          Indemnification.......................................................................... 81
         9.11          Credit Decision.......................................................................... 82
         9.12          Successor Agents......................................................................... 82
         9.13          Arranging Agents......................................................................... 82

ARTICLE 10             Change in Circumstances Affecting Advances............................................... 83

         10.1          LIBOR Basis Determination Inadequate or Unfair........................................... 83
         10.2          Illegality............................................................................... 83
         10.3          Increased Costs.......................................................................... 84
         10.4          Effects on Other Advances................................................................ 85

ARTICLE 11             Miscellaneous............................................................................ 85

         11.1          Notices.................................................................................. 85
         11.2          Expenses................................................................................. 89
         11.3          Waivers.................................................................................. 90
         11.4          Set-Off.................................................................................. 91
         11.5          Assignment............................................................................... 91
         11.6          Accounting Principles.................................................................... 94
         11.7          Counterparts............................................................................. 94
         11.8          Governing Law............................................................................ 94
         11.9          Severability............................................................................. 95
         11.10         Interest................................................................................. 95
         11.11         Headings................................................................................. 95
         11.12         Amendment and Waiver..................................................................... 95
         11.13         Entire Agreement......................................................................... 96
         11.14         Consent to Jurisdiction.................................................................. 96
         11.15         Confidentiality.......................................................................... 96

ARTICLE 12             Waiver of Jury Trial..................................................................... 97

         12.1          Waiver of Jury Trial..................................................................... 97



                                                     EXHIBITS

Exhibit A         -        Form of Certificate of Financial Condition
Exhibit B         -        Form of Request for Advance
Exhibit C         -        Form of Revolving Loan Note
Exhibit D         -        Form of Term Loan Note
Exhibit E         -        Form of Use of Proceeds Letter
Exhibit F         -        Form of Borrower Loan Certificate
Exhibit G         -        Form of Quarterly Capital Expenditure Report
Exhibit H         -        Form of Assignment and Assumption Agreement
Exhibit I         -        Form of Performance Certificate

                                                     SCHEDULES

Schedule 1  -              Outstanding Letters of Credit
Schedule 2  -              Licenses
Schedule 3  -              Liens as of the Agreement Date
Schedule 4  -              Pole Agreements
Schedule 5  -              Subsidiaries
Schedule 6  -              Overbuilding
Schedule 7  -              Real Property
Schedule 8  -              Litigation
Schedule 9  -              Agreements with Affiliates
Schedule 10  -             Collective Bargaining
Schedule 11 -              Ownership of Borrower
Schedule 12 -              Existing Indebtedness
Schedule 13 -              Existing Investments
Schedule 14 -              Additional Permitted Investments

                                CREDIT AGREEMENT

                          LENFEST COMMUNICATIONS, INC.,
                                  AS BORROWER,

                           THE TORONTO-DOMINION BANK,
                         PNC BANK, NATIONAL ASSOCIATION
                         AND NATIONSBANK OF TEXAS, N.A.,
                              AS ARRANGING AGENTS,

                         PNC BANK, NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENT,

                           NATIONSBANK OF TEXAS, N.A.,
                              AS SYNDICATION AGENT,

                            THE LENDERS PARTY HERETO

                                       AND

                         TORONTO DOMINION (TEXAS), INC.,
                             AS ADMINISTRATIVE AGENT

                                 hereby agree as
                    follows as of the 27th day of June, 1996:


                                    ARTICLE 1

                                   Definitions

         For the purposes of this Agreement:

         "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., a Delaware corporation, acting as administrative agent for the Lenders and the Arranging Agents.

         "Administrative Agent's Office" shall mean the office of the Administrative Agent located at Toronto Dominion (Texas), Inc., 909 Fannin Street, Suite 1700, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of Section 11.1 of this Agreement.

         "Advance" or "Advances" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, the Borrower. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than five percent (5%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, including, without limitation, the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

         "Agreement" shall mean this Agreement, as amended, modified or supplemented from time to time.

         "Agreement Date" shall mean the date as of which this Agreement is dated.

         "AML Movie Studio Guaranty Liability" shall mean the aggregate amount of all indemnification obligations of the Borrower or any Restricted Subsidiary to H.F. Lenfest in respect of those certain personal guaranties, each dated November 19, 1994, relating to certain television cable and satellite operations in Australia, plus the aggregate face amount of any Letters of Credit issued in respect thereof or in connection therewith.

         "Annual Excess Cash Flow" shall mean, as of the end of any fiscal year of the Borrower, as determined based upon the audited annual financial statements for such year required to be provided under Section 6.2 hereof, the remainder of (a) Operating Cash Flow for such year, minus (b) the sum of the following items for the Borrower and the Restricted Subsidiaries on a consolidated basis for such year: (i) Total Interest Expense; (ii) Capital Expenditures made (net of any proceeds realized in respect of damaged or destroyed capital assets or from the disposition of obsolete or retired capital assets); (iii) payments of principal of Total Debt scheduled to be made pursuant to the documents, instruments or agreements evidencing such Total Debt; (iv) income taxes (without duplication) paid or payable in cash during or with respect to such year; and (v) the lesser of (A) cash or Cash Equivalents then held by the Borrower and the Restricted Subsidiaries on a consolidated basis or
(B) $5,000,000.

         "Annualized Operating Cash Flow" shall mean an amount equal to Operating Cash Flow for the calendar quarter specified, multiplied by four (4).

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Federal Communications Act of 1934, as amended, and Title 47 of the United States Code, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

         "Arranging Agents" shall mean The Toronto-Dominion Bank, PNC Bank, National Association, and NationsBank of Texas, N.A.; and "Arranging Agent" shall mean any one of the foregoing Arranging Agents.

         "Australis Media Credit Facility" shall mean the credit facility between Australis Media Limited and Toronto Dominion Australia Limited, as the same may hereafter be amended from time to time.

         "Australis Media Indebtedness" shall mean the Indebtedness for Money Borrowed incurred under the Australis Media Credit
Facility.

         "Australis Media Limited" shall mean Australis Media Limited, a corporation organized under the laws of Australia.

         "Authorized Officer" shall mean any officer of the Borrower or any Restricted Subsidiary holding the office of Vice President or above.

         "Authorized Signatory" shall mean such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

         "Available Revolving Loan Commitment" shall mean, at any time, the difference between (a) the Revolving Loan Commitment, and (b) the aggregate outstanding face amount of all Letters of Credit issued hereunder.

         "Base Rate" shall mean, at any time, the greater of (a) the rate of interest adopted by The Toronto-Dominion Bank, New York Branch, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank, New York Branch, as its "prime rate," and (b) the sum of (i) the Federal Funds Rate, plus (ii) five-eighths of one percent (5/8%). The Base Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank, New York Branch.

         "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, except for a Base Rate Advance which is in an amount equal to the unused amount of the Revolving Loan Commitment or the unpaid portion of the Term Loan, or which is made under the Letter of Credit Commitment, as applicable, which Advance may be in such amount.

         "Base Rate Basis" shall mean a simple interest rate equal to the sum of
(a) the Base Rate and (b) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate and the Applicable Margin to account for such changes.

         "Basic Subscriber" shall mean a dwelling unit, including an apartment which is separately billed for cable television services within an apartment building, in respect of which the Borrower or any of its Restricted Subsidiaries has in effect an agreement to provide one or more of the basic cable television subscription services offered by the Borrower or any of its Restricted Subsidiaries and for which the Borrower or any of its Restricted Subsidiaries has received at least one full month's payment at the rate customarily charged by such Person within the applicable franchise area, except for those dwelling units for which payment is more than sixty (60) days past due, or for which notices of termination of service have been sent by the Borrower or any of its Restricted Subsidiaries or by the customer. As to bulk subscribers, such as hotels, motels, and apartments, billed on a bulk basis, the number of Basic Subscribers of the Borrower and its Restricted Subsidiaries shall be computed by dividing the monthly basic cable revenues received by the Borrower and its Restricted Subsidiaries from any such bulk subscribers by the average monthly subscription price received by the Borrower and its Restricted Subsidiaries from other Basic Subscribers within the portion of the System serving such bulk subscriber.

         "Borrower" shall mean Lenfest Communications, Inc., a
Delaware corporation.

         "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London, England, Houston, Texas and New York, New York, as relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase, repair, replacement or construction of fixed assets, plant and equipment which are capitalized in accordance with GAAP.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Cash Equivalents" shall mean investments of the type described in Sections 7.6(a), (b) and (c) hereof.

         "Certificate of Financial Condition" shall mean a certificate of financial condition of the Borrower substantially in the form of Exhibit A attached hereto, and signed by an Authorized Signatory.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" shall mean the Federal Communications
Commission or any successor thereto.

         "Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to satisfy the Commitments to make Advances to the Borrower, as set forth below as of the Agreement Date:

                              Portion of   Commitment Ratio      Dollar         Commitment                            Total
                            Revolving Loan   for Revolving      Amount of        Ratio for          Total           Commitment
           Lenders            Commitment    Loan Commitment     Term Loan       Term Loan         Commitment          Ratios
           -------            ----------    ---------------     ---------       ---------         ----------          ------

The Toronto-Dominion Bank    $21,388,888.52     8.148148008%    $21,666,666.50   14.444444333%    $43,055,555.02     10.437710307%
PNC Bank, National           $21,388,889.08     8.148148221%    $21,666,666.75   14.444444500%    $43,055,555.83     10.437710504%
  Association
NationsBank of Texas, N.A.   $21,388,889.08     8.148148221%    $21,666,666.75   14.444444500%    $43,055,555.83     10.437710504%
The Bank of Nova Scotia      $20,416,666.67     7.777777779%     $8,750,000.00    5.833333333%    $29,166,666.67      7.070707071%
Banque Nationale de Paris    $20,416,666.67     7.777777779%     $8,750,000.00    5.833333333%    $29,166,666.67      7.070707071%
CIBC Inc.                    $14,583,333.33     5.555555554%     $6,250,000.00    4.166666667%    $20,833,333.33      5.050505049%
CoreStates Bank, N.A.        $11,666,666.67     4.444444446%     $5,000,000.00    3.333333333%    $16,666,666.67      4.040404041%
The First National Bank of   $14,583,333.33     5.555555554%     $6,250,000.00    4.166666667%    $20,833,333.33      5.050505049%
  Maryland
LTCB Trust Company           $14,583,333.33     5.555555554%     $6,250,000.00    4.166666667%    $20,833,333.33      5.050505049%
Dresdner Bank AG, New York   $14,583,333.33     5.555555554%     $6,250,000.00    4.166666667%    $20,833,333.33      5.050505049%
  and Grand Cayman Branches
Royal Bank of Canada         $14,583,333.33     5.555555554%     $6,250,000.00    4.166666667%    $20,833,333.33      5.050505049%
Bank of Montreal, Chicago    $14,583,333.33     5.555555554%     $6,250,000.00    4.166666667%    $20,833,333.33      5.050505049%
  Branch
Union Bank of California,    $11,666,666.67     4.444444446%     $5,000,000.00    3.333333333%    $16,666,666.67      4.040404041%
  N.A.
Merita Bank Ltd, Grand        $8,750,000.00     3.333333333%     $3,750,000.00    2.500000000%    $12,500,000.00      3.030303030%
  Cayman Branch
First Hawaiian Bank           $8,750,000.00     3.333333333%     $3,750,000.00    2.500000000%    $12,500,000.00      3.030303030%


                                  Portion of   Commitment Ratio    Dollar         Commitment                            Total
                               Revolving Loan    for Revolving    Amount of        Ratio for           Total          Commitment
           Lenders                Commitment    Loan Commitment   Term Loan        Term Loan         Commitment        Ratios
           -------            ----------------  ---------------   ---------        ---------         ----------       ---------
The Sumitomo Bank, Ltd.         $8,750,000.00     3.333333333%    $3,750,000.00   2.500000000%    $12,500,000.00      3.030303030%
Van Kampen American Capital    $14,583,333.33     5.555555554%    $6,250,000.00   4.166666667%    $20,833,333.33      5.050505049%
  Prime Rate Income Trust
MeesPierson N.V.                $5,833,333.33     2.222222221%    $2,500,000.00   1.666666667%     $8,333,333.33      2.020202019%
                             ======================================================================================================

            Total             $262,500,000.00          100.00%   $150,000,000.00       100.00%   $412,500,000.00           100.00%


         "Contiguous Areas" shall mean those geographical areas which are geographically contiguous to any geographical boundary of the System.

         "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary for such event to be an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the otherwise applicable Interest Rate Basis, plus (b) two percent (2%). In the event there is no otherwise applicable Interest Rate Basis, the Default Rate shall mean a simple per annum interest rate equal to the sum of the Base Rate Basis, plus two percent (2%).

         "Dollar" or "$" shall mean (except where specifically designated otherwise) lawful money of the United States of America.

         "Environmental Laws" shall mean any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as amended thereafter from time to time.

         "ERISA Affiliate" shall mean any Person whose employees, together with employees of the Borrower or any Restricted Subsidiary, are treated as employed by a single employer for purposes of Section 414 of the Code.

         "Event of Default" shall mean any of the events specified in Section
8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fixed Charges" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed twelve (12) calendar month period, the sum of (a) Total Interest Expense for such period, (b) Capital Expenditures made during such period, (c) payments of principal of Total Debt scheduled to be made during such period pursuant to the documents, instruments or agreements evidencing such Total Debt, excluding any payments of principal made pursuant to Section 2.5(b)(ii) and Section 2.7(b) hereof, and (d) the portion of scheduled payments made with respect to Capitalized Lease Obligations which constitute imputed principal for such period, all as determined in accordance with GAAP.

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

         "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation or (b) any other agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to outstanding letters of credit, but excluding guaranties by endorsement of negotiable instruments for collection or deposit in the ordinary course of business.

         "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), or friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, except (i) accounts payable which by their terms are less than sixty (60) days past due, (ii) items of partners' or shareholders' equity or capital stock or surplus or (iii) items of general contingency or deferred tax reserves, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all obligations, contingent or otherwise, arising under Guaranties issued by such Person, (e) all reimbursement obligations with respect to outstanding letters of credit, and (f) all obligations of such Person under Interest Rate Hedge Agreements.

         "Indebtedness for Money Borrowed" shall mean, with respect to any Person, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, and all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date for such interest shall be deemed Indebtedness for Money Borrowed. Where obligations are evidenced by bonds, debentures, notes or other similar instruments whose face amount exceeds the amount received by the Borrower with respect thereto, only the amount received plus any debt discount amortized as of the calculation date need be taken into account as Indebtedness for money borrowed.

         "Indemnitees" shall have the meaning assigned to such term in Section
5.10 hereof.

         "Interest Period" shall mean, (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made, provided, however, that if a Base Rate Advance is made on the last day of any such calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following such calendar quarter; and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, with respect to LIBOR Advances only, (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would cause the Borrower to incur reimbursement obligations under Section 2.10 hereof in light of the Borrower's scheduled repayment obligations under Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

         "Interest Rate Hedge Agreement" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Lenders" shall mean those financial institutions whose names are set forth on the signature pages hereof as "Lenders" and any assignees (but not participants) thereof pursuant to and in accordance with Section 11.5 hereof; and "Lender" shall mean any one of the foregoing Lenders.

         "Lenfest Australia" shall mean Lenfest Australia, Inc., a Delaware corporation.

         "Lenfest Australia Loan" shall mean the term loan in the aggregate principal amount of up to $18,720,350 made pursuant to the terms of that certain Credit Agreement dated as of February 29, 1996, among Lenfest Australia, The Toronto Dominion Bank, NationsBank of Texas, N.A. and Toronto Dominion (Texas), Inc., as administrative agent.

         "LCI Guaranty" shall mean that certain Guaranty issued by the Borrower in respect of the Australis Media Credit Facility, pursuant to which the Borrower has Guaranteed repayment of the

Australis Media Indebtedness in an aggregate amount of up to $75,000,000.

         "LCI Guaranty Backup Facility" shall mean that certain Senior Subordinated Credit Agreement, dated as of May 2, 1996, between the Borrower and The Toronto-Dominion Bank, as the same may be amended from time to time, pursuant to which the Borrower may obtain loans solely with respect to draws under the LCI Guaranty.

         "Letter of Credit Commitment" shall mean the several obligations of the Lenders to fund Advances resulting from draws under the Letters of Credit pursuant to the terms hereof, such Advances to be funded by the Lenders in accordance with their respective Commitment Ratios.

         "Letters of Credit" shall mean any and all letters of credit, in form and substance acceptable to T-D Bank and the Arranging Agents and in an aggregate face amount not to exceed $50,000,000, issued by T-D Bank pursuant to Sections 2.1(c) and 2.13 hereof, for the account of the Borrower on its own behalf or on behalf of any of the Restricted Subsidiaries and for the benefit of such Persons as shall be designated by the Borrower to T-D Bank. As of the Agreement Date, the outstanding Letters of Credit are listed on Schedule 1 attached hereto.

         "LIBOR" shall mean, for any Interest Period, the average (rounded upward to the nearest one-sixteenth (1/16th) of one percent) of the interest rates per annum at which deposits in United States dollars for such Interest Period are offered to The Toronto-Dominion Bank in the London interbank borrowing market at approximately 11:00 a.m. (London time), two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

         "LIBOR Advance" shall mean an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

         "LIBOR Basis" shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall be rounded upwards to the nearest one-sixteenth (1/16th) of one percent and shall apply to Interest Periods of one (1), two (2), three (3), six (6) and, with the prior consent of each of the Lenders, nine (9) and twelve
(12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin.

         "LIBOR Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

         "Licenses" shall mean any rights, whether based upon any agreement, statute, ordinance or otherwise, granted by any governmental authority to the Borrower or any Restricted Subsidiary to own and operate cable television systems, described as of the Agreement Date on Schedule 2 attached hereto, and any other such rights subsequently obtained by the Borrower or any Restricted Subsidiary, together with any amendment, modification or replacement with respect thereto.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected, but excluding any negative pledge with respect to such property. For purposes of this Agreement, the Borrower and the Restricted Subsidiaries shall be deemed to own subject to a Lien any assets which they have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to any such assets.

         "Loans" shall mean, collectively, the loans made by the Lenders to the Borrower pursuant to Section 2.1 hereof and "Loan" shall mean any loan made pursuant to Section 2.1 hereof.

         "Loan Documents" shall mean, without limitation, this Agreement, the Notes, all Requests for Advances, all Requests for Issuance of Letter of Credit, all Use of Proceeds Letters, all applications for letters of credit and reimbursement agreements relating thereto, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement other than Interest Rate Hedge Agreements.

         "Materially Adverse Effect" shall mean any materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Borrower or any of the Restricted Subsidiaries, or upon the ability of the Borrower or any of the Restricted Subsidiaries to construct, operate and maintain the System, or to ensure performance under the Licenses, this Agreement or any other Loan Document by the Borrower or any of the Restricted Subsidiaries, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together.

         "Maturity Date" shall mean September 30, 2003, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise).

         "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Federal Communications Act of 1934, as amended, necessary in order to enable the Borrower and the Restricted Subsidiaries to acquire, construct, maintain and operate the System.

         "Net Income" shall mean, as applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer, or other disposition of the assets of the Borrower or the assets of or interests in any of its Subsidiaries, the gross sales price for the assets being sold (including, without limitation, any payments received for non-competition covenants), net of (a) amounts reserved, if any, for taxes payable with respect to the sale (after application of any available losses, credits or offsets), (b) reasonable and customary transaction costs payable by the Borrower or such Subsidiary in connection with such sale, lease, transfer or other disposition of assets or interests, (c) reasonable contingencies with respect to such sale, lease, transfer or other disposition appropriately reserved for by the Borrower or such Subsidiary, and (d) until actually received by the Borrower or such Subsidiary, any portion of the sales price held in escrow or paid in installments or evidenced by a non-compete agreement or covenant for which compensation is paid over time. Upon receipt by the Borrower or any of its

Subsidiaries of amounts referred to in clause (d) above, such amounts shall be deemed to be "Net Proceeds." "Net Proceeds" of any sale, lease, transfer or other disposition of assets of or interests in any Unrestricted Subsidiary which is not a wholly-owned direct or indirect Subsidiary of the Borrower shall be adjusted to reflect the aggregate percentage ownership of such Unrestricted Subsidiary by the Borrower and the Restricted Subsidiaries.

         "Notes" shall mean, collectively, the Revolving Loan Notes and the Term Loan Notes, any other promissory notes issued pursuant to this Agreement, and any extensions, renewals, amendments, replacements or substitutions to any of the foregoing.

         "Obligations" shall mean (a) all payment and performance obligations of the Borrower to the Lenders, the Administrative Agent and the Arranging Agents, or any of them, under this Agreement and the other Loan Documents, as the same may be amended from time to time, or as a result of making the Loans, (b) all payment and performance obligations of all obligors (other than the Borrower) to the Lenders, the Arranging Agents and the Administrative Agent, or any of them, under the Loan Documents, as the same may be amended from time to time, and (c) the obligation to pay an amount equal to the amount of any and all damage which the Lenders, the Arranging Agents, and the Administrative Agent, or any of them, may suffer by reason of a breach by the Borrower or any other obligor of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

         "Operating Cash Flow" shall mean, for the Borrower and the Restricted Subsidiaries on a consolidated basis in respect of any period, without duplication, the remainder of (a) the sum of (i) Net Income (excluding any gain on the sale of any assets or properties of the Borrower or any of the Restricted Subsidiaries and any non-cash income of the Borrower or any of the Restricted Subsidiaries), plus (ii) to the extent deducted from Net Income, (A) Total Interest Expense, (B) depreciation, (C) amortization, (D) deferred income taxes and (E) other non-cash charges, minus (b) to the extent included in Net Income, extraordinary income, all as determined in accordance with GAAP. Operating Cash Flow shall be calculated for the Borrower and the Restricted Subsidiaries on a consolidated basis after giving effect to any acquisitions and dispositions of assets occurring during such period as if such transactions had occurred on the first day of such period.

         "Payment Date" shall mean the last day of any Interest Period.

         "Permitted Liens" shall mean, as applied to any Person:

                  (a) any Lien in favor of the Administrative Agent, the Lenders and the Arranging Agents (or the Administrative Agent on behalf of such Persons) given to secure the Obligations;

                  (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

                  (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

                  (e) Restrictions on the transfer of assets imposed by any of the Licenses as presently in effect or by the Federal
Communications Act of 1934, as amended, and any regulations thereunder;

                  (f) Liens created under Pole Agreements on cables and other property affixed to transmission poles;

                  (g) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (h) Purchase money security interests which are perfected by operation of law only for a period not in excess of ten (10) days after the inception thereof and limited to Liens on assets so purchased;

                  (i) Liens securing Indebtedness permitted under Section 7.1(g) hereof to the extent incurred in connection with the acquisition of any property or assets by the Borrower or any of the Restricted Subsidiaries, and Liens securing Capitalized Lease Obligations permitted under Section 7.1(g) hereof; provided, that

                  (1) such Lien shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or any of the Restricted Subsidiaries; and

                  (2) the Indebtedness secured or covered by such Lien shall not exceed the cost of the asset or property acquired and shall not be renewed or extended by the Borrower or any of the Restricted Subsidiaries;

                  (j) Liens arising under operating leases for leased equipment; and

                  (k) Liens existing as of the Agreement Date as described on Schedule 3 attached hereto.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

         "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained for employees of any Person or any affiliate of such Person.

         "Pole Agreements" shall mean the agreements between the Borrower or any of the Restricted Subsidiaries and the parties referred to in Schedule 4 to this Agreement, as more particularly described therein, and any other agreement subsequently entered into by the Borrower or any of the Restricted Subsidiaries permitting the Borrower or any of the Restricted Subsidiaries to make use of the transmission poles or conduits of such parties in distributing its cable television signals.

         "Pro Forma Debt Service" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for the twelve (12) complete calendar months immediately following the date of calculation, the sum of (a) interest scheduled to accrue in respect of Total Debt, plus (b) payments of principal scheduled to be paid on Total Debt, all in accordance with the documents, instruments and agreements evidencing such Total Debt. For purposes of calculating Pro

Forma Debt Service (i) where any item of interest on any Total Debt varies or depends upon a variable rate of interest (including, without limitation, the Base Rate or the LIBOR Rate), such rate shall be assumed to equal the rate in effect on the date of calculation thereof and (ii) the principal amount outstanding under any revolving or line of credit facility shall be assumed to be the outstanding principal balance thereunder on the last day of the fiscal quarter immediately preceding the period in respect of which the calculation of Pro Forma Debt Service is being determined or, if less, the aggregate commitment under such revolving or line of credit facility as of the date of calculation, in each case adjusted to give effect to any mandatory commitment reductions which are scheduled to occur during such period in respect of which the calculation of Pro Forma Debt Service is being determined.

         "Public Senior Debt Indenture" shall mean that certain Lenfest Communications, Inc. 8-3/8% Senior Notes Due 2005 Indenture dated as of November 1, 1995 with The Bank of New York serving as Trustee.

         "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

         "Request for Advance" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding hereunder, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit B attached hereto. Each Request for Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, whether such Advance is to be made under the Term Loan or the Revolving Loan Commitment, the type of Advance and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, and (b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default.

         "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of the Borrower, which certificate will be denominated a "Request for Issuance of Letter of Credit" and shall be in form and substance satisfactory to the Managing Agents. Each Request for Issuance of Letter of Credit shall, among other things, (i) specify the beneficiary of the proposed Letter of Credit, the date of issuance of the Letter of Credit, which shall be a Business Day, and the documents which must be presented to draw under such Letter of Credit (including, without limitation, any documents which T-D Bank may require), and (ii) state that there shall not exist, on the date of the proposed issuance of the Letter of Credit and after giving effect thereto, a Default.

         "Required Lenders" shall mean, at any time, (a) if there are no Loans outstanding, Lenders the total of whose Commitment Ratios equals or exceeds sixty-six and two-thirds percent (66- 2/3%), or (b) if there are Loans outstanding, Lenders the total of whose Loans outstanding equals or exceeds sixty-six and two-thirds percent (66-2/3%) of the total principal amount of the Loans outstanding hereunder.

         "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (i) on account of any capital stock (whether common or preferred) of, general or limited partnership interest in, or other equity securities of or other ownership interests in, the Borrower or any of the Restricted Subsidiaries (or of any warrants, options or other rights to acquire the same) or (ii) in connection with any tax sharing agreement; (b) any management, consulting or other similar fees, or any interest thereon, payable by the Borrower to any Affiliate, or to any other Person; and
(c) any payment of principal, interest, premium, fees or other amounts payable in respect of Subordinated Debt other than scheduled payments of interest in respect of Subordinated Debt.

         "Restricted Purchase" shall mean any payment on account of the purchase, redemption, defeasance or other acquisition or retirement of any capital stock of, general or limited partnership interest in, or other equity securities of, or other ownership interest in, the Borrower or any Restricted Subsidiary (or of any warrants, options or other rights to acquire the same) or any Subordinated Debt of the Borrower or any Restricted Subsidiary.

         "Restricted Subsidiaries" shall mean Suburban Cable TV Co. Inc., a Pennsylvania corporation, LenComm, Inc., a California corporation, Lenfest West, Inc., a California corporation, South Jersey Cablevision Associates, a New Jersey partnership, Lenfest Atlantic, Inc., a New Jersey corporation; Lenfest South Jersey Investments, Inc., a New Jersey corporation; Lenfest Newcastle County Partnership, a Delaware general partnership, Lenfest Newcastle County, Inc., a Delaware corporation, and CAH, Inc., a Pennsylvania corporation; any other wholly-owned Subsidiaries of the Borrower which are solely engaged in businesses directly related to the cable television business in the United States and which are acquired by the Borrower or another Restricted Subsidiary in accordance with the terms of this Agreement; and such other Subsidiaries of the Borrower as may be designated by the Borrower as "Restricted Subsidiaries" with the prior written consent of the Required Lenders.

         "Revolving Loan Commitment" shall mean the several obligations of the Lenders to advance the sum of up to $250,000,000 at any one time outstanding to the Borrower pursuant to the terms hereof in accordance with their respective Commitment Ratios, as such obligations may be reduced or, in accordance with
Section 2.14 hereof, increased from time to time pursuant to the terms hereof, and shall include the several obligations of the Lenders under the Letter of Credit Commitment.

         "Revolving Loan Notes" shall mean those certain revolving promissory notes in the aggregate principal amount equal to the Revolving Loan Commitment as in effect from time to time, one such note issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit C attached hereto, and any extensions, renewals, amendments, replacements or substitutions to any of the foregoing.

         "Senior Debt" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis as of any calculation date, the sum, without duplication, of (a) Indebtedness for Money Borrowed other than Subordinated Debt, plus (b) the principal portion of Capitalized Lease Obligations, plus (c) the aggregate face amount of all Letters of Credit outstanding hereunder, plus (d) the AML Movie Studio Guaranty Liability, all as determined in accordance with GAAP.

         "Senior Leverage Ratio" shall mean for any period, the ratio of Senior Debt as of the end of such period to Annualized Operating Cash Flow for such period.

         "Senior Subordinated Debt" shall mean the unsecured, 10-1/2% Senior Subordinated Notes to be issued by the Borrower pursuant to the Senior Subordinated Debt Indenture.

         "Senior Subordinated Debt Indenture" shall mean that certain Indenture dated as of June 15, 1996 between the Borrower and The Bank of New York, as trustee, with respect to the Borrower's 10-1/2 Senior Subordinated Notes due 2006.

         "Shareholders' Agreements" shall mean (i) that certain letter agreement dated as of December 18, 1991 among H. F. (Gerry) Lenfest, Liberty Media Corporation, Marguerite B. Lenfest, Diane A. Lenfest, H. Chase Lenfest, Brook J. Lenfest and the Lenfest Foundation, (ii) that certain Supplemental Agreement dated as of December 15, 1981 among TCI Growth, Inc., a Nevada corporation, H.
F. and Marguerite B. Lenfest, and Lenfest Communications, Inc. and that certain Joinder Agreement executed by LMC Lenfest, Inc., (iii) that certain Amendment to Supplemental Agreement dated May 4, 1984 between Lenfest Communications, Inc. and TCI Growth, Inc., (iv) that certain

Agreement dated July 1, 1990 between H.F. Lenfest, Marguerite B. Lenfest, Diane
A. Lenfest, H. Chase Lenfest, Brook J. Lenfest and the Lenfest Foundation, Telecommunications, Inc. and Liberty Media Corporation, (v) that certain Agreement and Consent dated as of November 1, 1990 by and among TCI Development Corporation, TCI Holdings, Inc., TCI Liberty, Inc., Liberty Cable, Inc., H. F. Lenfest, Marguerite B. Lenfest, H. Chase Lenfest, Brook J. Lenfest, Diane A. Lenfest and Lenfest Communications, Inc., (vi) those certain Irrevocable Proxies dated March 30, 1990 by Harold Chase Lenfest, Diane A. Lenfest and Brook J. Lenfest, respectively, in favor of H. F. Lenfest, and (vii) that certain Assignment and Assumption Agreement dated as of November 4, 1993 among Liberty Cable, Inc., a Wyoming corporation, Liberty Media Corporation, a Delaware corporation, and LMC Lenfest, Inc., a Colorado corporation.

         "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property (tangible or intangible) of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured will not be greater than the fair salable value of the assets of such Person at such time if sold pursuant to an orderly sale,
(iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) to the best of such Person's knowledge (after due inquiry), and in its good faith reasonable judgment, such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

         "Subordinated Debt" shall mean, for the Borrower and the Restricted Subsidiaries on a consolidated basis as of any calculation date, all Indebtedness for Money Borrowed which is expressly subordinated by its terms to the Obligations pursuant to subordination terms satisfactory to the Required Lenders, including, without limitation, the Senior Subordinated Debt and

Indebtedness for Money Borrowed arising under the LCI Guaranty Backup
Facility.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or susceptible to being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, whether by contract or otherwise.

         "Syndication Period" shall mean the period from the Agreement Date until the sixtieth (60th) day thereafter.

         "System" shall mean, collectively, the cable television systems owned by the Borrower and the Restricted Subsidiaries on the Agreement Date or hereafter acquired by the Borrower or any of the Restricted Subsidiaries in accordance with the terms and conditions of this Agreement.

         "Term Loan" shall mean the several obligations of the Lenders to advance the sum of up to $150,000,000 to the Borrower pursuant to the terms hereof in accordance with their respective Commitment Ratios, as such obligations may be reduced from time to time pursuant to the terms hereof.

         "Term Loan Notes" shall mean those certain term promissory notes in the aggregate principal amount of $150,000,000, one such note issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit D attached hereto, and any extensions, renewals, amendments, replacements or substitutions to any of the foregoing.

         "T-D Bank" shall mean The Toronto-Dominion Bank, as issuer of Letters of Credit hereunder.

         "Total Debt" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis as of any calculation date, without duplication, the sum of (a) Senior Debt, plus (b) Subordinated Debt, plus (c) the principal amount outstanding under the Guaranties, including, without limitation, the LCI Guaranty and the AML Movie Studio Guaranty Liability.

         "Total Interest Expense" shall mean, for any period with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, the aggregate amount of all interest accrued in respect of Total Debt and the portion of payments under Capitalized Lease Obligations which constitutes imputed interest, all as determined in accordance with GAAP.

         "Total Leverage Ratio" shall mean, for any period, the ratio of Total Debt as of the end of such period to Annualized Operating Cash Flow for such period.

         "Unrestricted Subsidiaries" shall mean all Subsidiaries of the Borrower which are not Restricted Subsidiaries.

         "Use of Proceeds Letters" shall mean those certain Use of Proceeds Letters, substantially in the form of Exhibit E attached hereto and in form and substance satisfactory to the Lenders, to be delivered to the Lenders pursuant to Sections 3.2 and 3.3 hereof.

         Each definition of an agreement in this Article 1 shall include such agreement as amended from time to time with the prior written consent of the Required Lenders, except as provided in Section 11.12 hereof.

                                    ARTICLE 2

                                      Loans

         Section 2.1  The Loans.

         (a) Revolving Loans. The Lenders hereby agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower amounts which in the aggregate at any one time outstanding do not exceed the amount of the Available Revolving Loan Commitment as in effect from time to time hereunder. Notwithstanding the foregoing, however, so long as the Lenfest Australia Loan, or any portion thereof, or any payment obligations of Lenfest Australia (whether for interest, fees or otherwise) in respect thereof, remain outstanding, the aggregate principal amount of Advances under the Revolving Loan Commitment shall not exceed at any time outstanding (i) the Revolving Loan Commitment, as then in effect, minus (ii) $20,000,000 minus (ii) the aggregate face amount of all Letters of Credit outstanding hereunder. Subject to the terms hereof, Advances under the Revolving Loan Commitment may be repaid and then reborrowed as provided in Sections 2.2(b)(ii) and 2.2(c)(ii) hereof.

         (b) Term Loan. The Lenders hereby further agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower on the Agreement Date an amount not to exceed, in the aggregate, the amount of the Term Loan. Advances under the Term Loan may be repaid and reborrowed as provided in Sections 2.2(b)(ii) and 2.2(c)(ii) hereof in order to effect changes to the Interest Rate Bases applicable to Advances under the Term Loan, provided, however, that there shall be no net increase in the aggregate principal amount outstanding under the Term Loan at any time following the making of the initial Advance or Advances under the Term Loan on the Agreement Date.

         (c) Letters of Credit. T-D Bank agrees, upon the terms and subject to the conditions of this Agreement, to issue from time to time for the account of the Borrower or any of the Restricted Subsidiaries, in the ordinary course of business of the Borrower and the Restricted Subsidiaries, Letters of Credit to such beneficiaries as shall be designated in writing by the Borrower to T-D Bank. The amount available for Advances under the Revolving Loan Commitment shall be reduced by the aggregate face amount of all outstanding Letters of Credit.

         Section 2.2                Manner of Borrowing and Disbursement.
                                    ------------------------------------

                  (a) Choice of Interest Rate, Etc. Any Advance (except for Advances under the Letter of Credit Commitment) shall, at the option of the Borrower as provided in this Section 2.2, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that the Borrower may not receive a LIBOR Advance pursuant to a reborrowing of an Advance under Section 2.2(b)(ii) or 2.2(c)(ii) hereof or otherwise after the occurrence and during the continuance of an Event of Default hereunder. LIBOR Advances shall in all cases be subject to Section 2.3(e) and Article 10 hereof. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 10:00 a.m. (Houston, Texas time) in order for such Business Day to count toward the minimum number of Business Days required.

                  (b)  Base Rate Advances.

                         (i)  Advances.  The Borrower shall give the
         Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior written notice (which notice shall be in the form of a Request for Advance in the case of any Advance which would increase the aggregate principal amount of the Loans outstanding), or telecopied notice followed immediately by written notice (which notice shall be in the form of an original Request for Advance in the case of any Advance which would increase the aggregate principal amount of the Loans outstanding); provided, however, that the Borrower's failure to confirm any telecopied notice with written notice (whether in the form of an original Request for Advance or otherwise) shall not invalidate any notice so given.

                        (ii) Repayments and Reborrowings. Subject to the provisions of Section 2.3(e) hereof, the Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (i) upon at least one (1) Business Day's irrevocable prior written notice to the Administrative Agent, reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, or (ii) upon at least three
         (3) Business Days' irrevocable prior written notice to the Administrative Agent, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, or (iii) upon prior notice to the Administrative Agent, not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

                  (c) LIBOR Advances.

                         (i) Advances. Upon request, the Administrative Agent, whose determination shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable prior written notice (which notice shall be in the form of a Request for Advance in the case of any Advance which would increase the aggregate principal amount of the Loans outstanding), or telecopied notice followed immediately by written notice (which notice shall be in the form of an original Request for Advance in the case of any Advance which would increase the aggregate principal amount of the Loans outstanding); provided, however, that the Borrower's failure to confirm any telecopied notice with written notice (whether in the form of an original Request for Advance or otherwise) shall not invalidate any notice so given.

                        (ii) Repayments and Reborrowings. The Borrower shall give the Administrative Agent at least three (3)

         Business Days' prior written notice if all or a portion of any LIBOR Advance outstanding on its Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, or (ii) is to be repaid and not reborrowed. The Borrower shall give the Administrative Agent at least one (1) Business Day's prior written notice if all or a portion of any LIBOR Advance outstanding on its Payment Date is to be repaid and then reborrowed as a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                  (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (Houston, Texas time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any such Advance which would increase the aggregate principal amount of the Loans outstanding in immediately available funds.

                  (e) Disbursement. Prior to 1:00 p.m. (Houston, Texas time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders (or as otherwise provided below) in like funds by transferring the amounts so made available (or as otherwise provided below) by wire transfer pursuant to the Borrower's instructions. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such borrowing and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Base

Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such borrowing for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. In the event that any Lender fails to notify the Administrative Agent prior to the date of any borrowing that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of any borrowing, such Lender (and not the Borrower) shall be responsible to reimburse the Administrative Agent for any losses or out-of-pocket expenses of the type described in Section 2.10 hereof incurred by the Administrative Agent in conjunction with the Borrower's repayment of amounts disbursed hereunder pursuant to the immediately preceding sentence. The failure of any Lender to make the Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that, at any time when the Borrower is not in Default and the conditions to borrowing have been satisfied and the Required Lenders have funded their respective portions of a requested Advance, a Lender for any reason fails or refuses to fund its portion of such Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment from the Borrower (whether by repayment or prepayment or otherwise) of principal and interest in an aggregate amount equal to or greater than the amount of principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document (and the amount of the Loans of such Lender shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder) or (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its Loans.

         Section 2.3  Interest.

                  (a) On Base Rate Advances. During periods in which the Base Rate is calculated under clause (a) of the definition of "Base Rate," interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed. During periods in which the Base Rate is calculated under clause (b) of the definition of "Base Rate," interest on each Base Rate Advance shall be computed on the basis of a year of 360 days for the actual number of days elapsed. In any event, interest on each Base Rate Advance shall be payable at the Base Rate Basis for such Advance on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                  (b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on each three-month anniversary of the date of such LIBOR Advance during such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

                  (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

                  (d) Interest Upon Default. Immediately upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loans shall accrue at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of demand or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Required Lenders or of all Lenders, as applicable) of the applicable Event of Default, (ii) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (1) accelerate the maturity of the Loans, (2) exercise any other rights or remedies under the Loan Documents, or (3) give notice to the Borrower of the decision to charge interest on the Loans at the Default Rate in accordance herewith, prior to or in conjunction with the effective date of the decision to charge interest at the Default Rate.

                  (e) LIBOR Contracts. At no time may the number of outstanding LIBOR Advances exceed five (5).

                  (f) Applicable Margin. With respect to any Advance, the Applicable Margin shall be as set forth in the table set forth below based upon the Total Leverage Ratio as of the end of the most recently completed fiscal quarter of the Borrower. Changes to the Applicable Margin shall be effective (i) with respect to an increase in the Applicable Margin, as of the second (2nd) Business Day after the day on which the financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to
Section 6.1 or Section 6.2 hereof, as the case may be, provided, that, if such financial statements are not delivered to the Administrative Agent and the Lenders on or before the date specified in such Section, such increase shall be effective as of the date specified in such Section for delivery of the financial statements; and (ii) with respect to a decrease in the Applicable Margin, as of the later of (A) the second (2nd) Business Day after the day on which such financial statements are required to be delivered pursuant to Section 6.1 or
Section 6.2 hereof, as the case may be, and (B) the date on which such financial statements are actually delivered to the Administrative Agent and the Lenders.

                                               the Applicable                       the Applicable
                                                 Margin for                           Margin for
 If the Total                                Base Rate Advances                     LIBOR Advances
 Leverage Ratio is:              then             shall be               and           shall be
- -------------------                          ------------------                    ----------------
 Greater than or equal                             1.375%                               2.375%
 to 7.25:1, but less
 than 7.50:1

 Greater than or equal                             1.125%                               2.125%
 to 6.75:1, but less
 than 7.25:1

 Greater than or equal                             0.625%                               1.625%
 to 6.50:1, but less
 than 6.75:1

 Greater than or equal                             0.500%                               1.500%
 to 6.00:1, but less
 than 6.50:1

 Greater than or equal                             0.375%                               1.375%
 to 5.50:1, but less
 than 6.00:1

 Greater than or equal                             0.125%                               1.125%
 to 5.00:1, but less
 than 5.50:1

 Greater than or equal                             0.000%                               0.875%
 to 4.50:1, but less
 than 5.00:1

 Less than 4.50:1                                  0.000%                               0.750%


                  (g) All interest on the Loans shall accrue as of the first day of each Advance hereunder through but excluding the Payment Date for such Advance.

         Section 2.4 Fees.

                  (a) Commitment Fees. The Borrower agrees to pay to the Lenders, in accordance with their respective Commitment Ratios, a commitment fee on the aggregate unborrowed balance of the Available Revolving Loan Commitment for each day from the Agreement Date until the payment and performance, in full, of all Obligations, and the termination of the Revolving Loan Commitment, for each day on which the Total Leverage Ratio is (1) greater than or equal to 5.00:1, at a rate of three-eighths of one percent (3/8%) per annum, or (2) less than 5.00:1, at a rate of one-quarter of one percent (1/4%) per annum. Such commitment fee shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the first such date following the Agreement Date and on the Maturity Date, and shall be fully earned when due and non-refundable when paid.

                  (b) Letter of Credit Fees. The Borrower agrees to pay to the Lenders, in accordance with their respective Commitment Ratios, a letter of credit fee on the face amount of each Letter of Credit at a per annum rate equal to the Applicable Margin for LIBOR Advances as in effect from time to time during the term of such Letter of Credit (computed on the basis of a year of 365/366 days for the actual number of days elapsed). Such letter of credit fee shall be due and payable quarterly in arrears on the last day of each calendar quarter during which a Letter of Credit is outstanding, and, if then unpaid, on the Maturity Date. Such letter of credit fee shall be fully earned when due and non-refundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and T-D Bank with respect to the Letters of Credit, the terms of this Agreement shall control.


         Section 2.5  Commitment Reduction.

                  (a) Optional. The Borrower may without penalty at any time terminate or permanently reduce the Revolving Loan Commitment by giving the Administrative Agent and the Lenders at least three (3) Business Days' notice thereof; provided, however, that any reduction shall reduce the Revolving Loan Commitment in a principal amount of at least $5,000,000 and an integral multiple of $1,000,000. The Borrower shall make a repayment of the Loans outstanding under the Commitment, plus accrued interest on such outstanding Loans, together with any costs incurred on account of such repayment under Section 2.10, on or before the effective date of the reduction of the Revolving Loan Commitment, such that the principal amount of the Loans outstanding under the Revolving Loan Commitment after such repayment does not exceed the Revolving Loan Commitment as so reduced and as reduced pursuant to the issuance of Letters of Credit. The Borrower shall not have any right to rescind any termination or reduction pursuant to this Section 2.5(a).

                  (b)      Mandatory Reductions in Revolving Loan Commitment.

                         (i) Scheduled Reductions. Commencing on March 31, 1999, the Revolving Loan Commitment (as then in effect) shall be automatically and permanently reduced on the dates and by the percentages set forth below:

                        Commitment
                        Reduction                         Percentage
                           Date                            Reduction
                        ---------                         ----------
                  March 31, 1999                            4.375%
                  June 30, 1999                             4.375%
                  September 30, 1999 and                    4.375%
                  December 31, 1999                         4.375%

                  March 31, 2000,                           4.375%
                  June 30, 2000,                            4.375%
                  September 30, 2000 and                    4.375%
                  December 31, 2000                         4.375%

                  March 31, 2001,                           5.625%
                  June 30, 2001,                            5.625%
                  September 30, 2001 and                    5.625%
                  December 31, 2001                         5.625%

                  March 31, 2002,                           5.625%
                  June 30, 2002,                            5.625%
                  September 30, 2002 and                    5.625%
                  December 31, 2002                         5.625%

                  March 31, 2003                            6.666%
                  June 30, 2003 and                         6.666%
                  September 30, 2003                        6.668%


                        (ii) Reductions from Net Proceeds of Asset Sales. The Revolving Loan Commitment shall also be automatically and permanently reduced as and to the extent set forth in Section 2.7(b) hereof. Reductions in the Revolving Loan Commitment under this subsection shall be applied to the Revolving Loan Commitment on a weighted pro rata basis to each mandatory reduction in the Revolving Loan Commitment scheduled to occur thereafter.

                        (iii) Letters of Credit. The Revolving Loan Commitment shall be deemed to be reduced at all times by the aggregate outstanding face amount of all Letters of Credit issued hereunder.

                        (iv) Payments Upon Commitment Reductions. The Borrower shall make a repayment of the Loans outstanding under the Revolving Loan Commitment, plus accrued interest on such outstanding Loans, together with any costs incurred on account of such repayment under
         Section 2.10, on or before the effective date of each reduction of the Revolving Loan Commitment, such that the principal amount of the Loans outstanding under the Revolving Loan Commitment after such repayment does not exceed the Revolving Loan Commitment as so reduced and as reduced pursuant to the issuance of Letters of Credit.

                           (v) Payments Upon Issuance of Subordinated Debt. In the event that the Borrower issues more than $300,000,000 in Senior Subordinated Debt pursuant to the Senior Subordinated Debt Indenture, the Revolving Loan Commitment shall be automatically and permanently reduced by the amount of such excess.

         Section 2.6 Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance upon prior notice to the Administrative Agent. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders in connection with such prepayment, as set forth in Section 2.10. Any notice of prepayment shall be irrevocable and all amounts prepaid on the Loans shall be applied first to interest and fees and other amounts due hereunder, and then to principal. Partial prepayments shall be in a principal amount of at least $2,000,000 and integral multiples of $1,000,000. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

         Section 2.7  Repayment.

         (a) Scheduled Repayments of Term Loan. Commencing March 31, 1999, the principal balance of the Loans outstanding under the Term Loan on such date shall be amortized in consecutive quarterly installments on March 31, June 30, September 30 and December 31 of each year until paid in full, in such percentages as follows:

                                                       Percent of Principal
                                                          Due on Last Day
                       Payment Dates                      of Each Quarter
                       -------------                   --------------------
         March 31, 1999,                                      4.375%
         June 30, 1999,
         September 30, 1999 and
         December 31, 1999

         March 31, 2000,                                      4.375%
         June 30, 2000,
         September 30, 2000 and
         December 31, 2000

         March 31, 2001,                                      5.625%
         June 30, 2001,
         September 30, 2001 and
         December 31, 2001

         March 31, 2002,                                      5.625%
         June 30, 2002,
         September 30, 2002 and
         December 31, 2002

         March 31, 2003 and                                   6.666%
         June 30, 2003

         September 30, 2003                                   6.668%


A final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.


         (b) Repayments from Net Proceeds of Asset Sales. The Borrower shall make a repayment of principal outstanding under the Term Loan in (or, if such Loans have been paid in full, the Revolving Loan Commitment shall be automatically and permanently reduced by) an amount equal to the Net Proceeds of any sale, lease, transfer or other disposition of assets of the Borrower or any of the Restricted Subsidiaries (other than sales or other dispositions of obsolete equipment or other immaterial assets in the ordinary course of business having an aggregate sales price not to exceed $500,000 in any fiscal year), which Net Proceeds are not reinvested in other income-producing cable television related assets of the Borrower or any of the Restricted Subsidiaries within a year of such sale, lease, transfer or other disposition. Repayments under the Term Loan and reductions in the Revolving Loan Commitment prescribed by this subsection (b) shall be effective on the first anniversary of the applicable sale, lease, transfer or other disposition of assets and shall be applied to each remaining payment of the Term Loan scheduled to occur thereafter, on a weighted pro rata basis, and then to each mandatory reduction in the Revolving Loan Commitment on a weighted pro rata basis.

         (c) All Base Rate Advances which are made pursuant to draws under the Letters of Credit shall be due and payable on the earlier of demand or the Maturity Date.

         Section 2.8 Notes; Loan Accounts.

                  (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One Revolving Loan Note and one Term Loan Note shall be payable to the order of each Lender in accordance with the respective Commitment Ratio of such Lender. One Revolving Loan Note and one Term Loan Note shall be issued by the Borrower to each Lender and each Note shall be duly executed and delivered by the Authorized Signatories.

                  (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest thereon.

         Section 2.9 Manner of Payment.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees, and any other amount owed to the Lenders or the Administrative Agent under this Agreement or the other Loan Documents shall be made not later than 10:00 a.m. (Houston, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders and the Administrative Agent, or any of them, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 10:00 a.m. (Houston, Texas time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or the Administrative Agent hereunder prior to 10:00 a.m. (Houston, Texas time) on any Business Day shall be deemed to constitute receipt by such Lender or the Administrative Agent (as appropriate) on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. If any payment under this Agreement or any of the Notes shall be specified to be made on a day which is not a Business Day, such payment shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, due and payable on such next succeeding Business Day.

                  (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes or the other Loan Documents without set-off or counterclaim or any deduction whatsoever.

                  (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the Commitment Ratios: (i) to the costs and expenses, if any, incurred by the Administrative Agent in the collection of such amounts under this Agreement;
(ii) to the payment of all fees then due and payable hereunder; (iii) to the payment of interest then due and payable on the Loans; (iv) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable hereunder or under the Notes or the other Loan Documents; and (v) to the payment of principal then due on the Loans outstanding under the Term Loan and then under the Revolving Loan Commitment, which payment shall be applied against outstanding Advances in the following order of priority: (A) Advances, the Interest Period for which is expiring concurrently with such payment, (B) other Base Rate Advances, and (C) other LIBOR Advances. Subsequent to the acceleration of the Loans under Section 8.2 hereof, all amounts received from any source whatsoever by the Administrative Agent or any of the Lenders with respect to the Borrower shall be paid to and distributed by the Administrative Agent in the manner provided in Section 2.11(c) hereof.

                  (d) Prior to the date on which any Person becomes a Lender hereunder, and from time to time thereafter if required by law due to a change in circumstances or if reasonably requested by the Borrower or the Administrative Agent (unless such Lender is unable to do so by reasons of change in law or otherwise), each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Services certifying as to such Lender's entitlement to full exemption from United States withholding tax with respect to all payments to be made to such Lender hereunder and under any Note. The Borrower shall provide evidence that such taxes of any nature whatsoever in respect of this Agreement, any Loan or any Note shall have been paid to the appropriate taxing authorities by delivery to the Lender on whose account such payment was made of the official tax receipts or notarized copies of such receipts within thirty (30) days after payment of such tax. If the Borrower fails to make any such payment when due, the Borrower shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

         Section 2.10 Reimbursement.

                  (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in
Article 3 hereof), or (ii) prepayment or repayment of any LIBOR Advance in whole or in part (including a prepayment pursuant to Sections 10.2 and 10.3(b) hereof) prior to its Payment Date, the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Upon the request of the Borrower, any Lender seeking compensation hereunder shall provide the Borrower with its calculation of such losses and out-of-pocket expenses.

                  (b) Loss subject to reimbursement hereunder shall be any loss incurred by any Lender in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (i) interest or other costs to such Lender of the deposit or other sources of funding used to make any such LIBOR Advance for the remainder of its Interest Period over (ii) the interest which would be earned by such Lender if the amount of such LIBOR Advance were redeployed in the London interbank borrowing market for the remainder of its putative Interest Period.

         Section 2.11 Pro Rata Treatment.

                  (a) Advances. Each Advance from the Lenders under this Agreement shall be made pro rata on the basis of their respective Commitment Ratios.

                  (b) Payments Prior to Declaration of Event of Default. Prior to the acceleration of the Loans under Section 8.2 hereof, each payment and prepayment of the Loans, and, except as provided in Section 2.2(e) and Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  (c) Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments made to the Administrative Agent or the Lenders or otherwise received by any of them (from realization on collateral for the Obligations or otherwise) shall be distributed as follows: first, to the Administrative Agent's costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any costs incurred in connection with the sale or disposition of any collateral for the Obligations; second, to the payment of fees then due and payable to the Lenders and any costs and expenses, if any, incurred by any of the Lenders under Section 11.2(c) hereof; third, to any unpaid interest which may have accrued on the Obligations; fourth, to any unpaid principal of the Obligations; fifth, to damages incurred by the Administrative Agent or any Lender by reason of any breach hereof or of any other Loan Document; and sixth, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

         Section 2.12 Capital Adequacy. If any Lender shall determine that the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in any Applicable Law or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its commitment or its obligations to fund or maintain Advances hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by such Lender in good faith to be material and such Lender has attempted in good faith, but without success, to mitigate or eliminate such reduction in its rate of return by assigning its Loans and its portion of the Commitments to an affiliate of such Lender if such assignment would be reasonable under the circumstances as determined by such Lender in good faith and would not be otherwise disadvantageous to such Lender, then, upon the earlier of demand by such Lender or the Maturity Date, the Borrower shall immediately pay to such Lender, such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive, and, at the Borrower's request, such Lender shall set forth the basis for such determination.

         Section 2.13 Letters of Credit.

                  (a) Upon receipt by T-D Bank of at least three (3) Business Days' written notice from the Borrower requesting the issuance of a Letter of Credit in the form of a Request for Issuance of Letter of Credit, a Letter of Credit shall be issued in the amount requested, provided that no Letter of Credit shall be issued if, (i) a Default then exists or would be caused thereby,
(ii) after giving effect to the requested issuance, the aggregate face amount of all Letters of Credit outstanding hereunder would exceed $50,000,000 or (iii) the issuance of the Letter of Credit would cause the Available Revolving Loan Commitment as then in effect to be exceeded. No Letter of Credit shall have a maturity extending beyond the earliest of (x) a term of one (1) year from the date of issuance, or (y) the Maturity Date. Subject to the maturity limitations provided herein and so long as no Default then exists or would be caused thereby, Letters of Credit shall be renewable upon the request of the Borrower and with the consent of T-D Bank, which consent shall not be unreasonably withheld but shall be subject to compliance with the customary letter of credit practices of T-D Bank in effect at the times of any proposed renewal. Each notice from the Borrower requesting the issuance of a Letter of Credit shall specify in reasonable detail the documents which must be presented to draw under such Letter of Credit, which specification shall include all documents which T-D Bank may require. T-D Bank shall promptly provide to any Lender requesting same, copies of any Letters of Credit issued by T-D Bank hereunder.

                  (b) If a Letter of Credit provides that it is automatically renewable unless notice is given by T-D Bank that it will not be renewed, T-D Bank shall not be bound to give a notice of non-renewal unless directed to by the Required Lenders at least thirty (30) days prior to the then scheduled expiration date of such Letter of Credit.

                  (c) Provided that no Default then exists or would be caused thereby, each Lender irrevocably authorizes T-D Bank to issue, reconfirm, reissue and extend each Letter of Credit in accordance with the terms of this Agreement. T-D Bank hereby sells, and each other Lender hereby purchases, on a continuing basis, a participation and an undivided interest in (A) the obligations of T-D Bank to honor any draws under the Letters of Credit issued pursuant to this Agreement and (B) the Indebtedness of the Borrower to T-D Bank under this Agreement and any reimbursement or indemnification agreement relating to each Letter of Credit, such participation being in the amount of such Lender's pro rata share of such obligations and Indebtedness based on such Lender's Commitment Ratio.

                  (d) Upon receipt of a draw certificate from the beneficiary of a Letter of Credit, T-D Bank shall promptly notify the Borrower and each Lender, by telephone or telecopy, of the amount of the requested draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Commitment Ratio.

                  (e) The Borrower hereby irrevocably requests and the

Lenders hereby severally agree to make a Base Rate Advance to the Borrower on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and each Lender (other than T-D Bank) shall fund such Lender's share of such Base Rate Advance by payment to the Administrative Agent in accordance with Section 2.2(d) hereof and its Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever. The obligation of each Lender to make payments to the Administrative Agent, for the account of T-D Bank, in accordance with this Section 2.13 shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of non-compliance by any other Person with the terms of the Letter of Credit or for any other reason other than the gross negligence or willful misconduct of T-D Bank, as determined by a final order of a court of competent jurisdiction. The Administrative Agent shall promptly remit to T-D Bank the amounts so received from the Lenders. The Administrative Agent shall give notice to the Borrower if no Base Rate Advance will be made by the Lenders on the date of any draw under any Letter of Credit within one (1) Business Day of such draw.

                  (f) The Borrower agrees to reimburse the Lenders for any Advances made pursuant to draws under any Letter of Credit, and each payment by the Borrower in respect of its obligation to reimburse the Lenders under this
Section 2.13 shall be made on the date of such Advance in lawful money of the United States of America in immediately available funds. Any overdue amounts payable under this Section 2.13 shall bear interest, payable on the earlier of demand or the Maturity Date, for each day from and including the date payment thereof was due to, but excluding, the date of actual payment, at the Default Rate.

                  (g) The Borrower agrees that any action taken or omitted to be taken by T-D Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of T-D Bank, as determined by a final order of a court of competent jurisdiction, shall be binding on the Borrower as between the Borrower and T-D Bank, and shall not result in any liability of T-D Bank to the Borrower. The obligation of the Borrower to reimburse the Lenders for Advances under the Letter of Credit Commitment shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                           (i) Any lack of validity or enforceability of any Loan Document;

                           (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents (other than the reimbursement agreement relating to the Letter of Credit in question);

                           (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                           (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Lender (other than the defense of payment to such Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

                           (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence or willful misconduct of T-D Bank or any Lender as determined by a final order of a court of competent jurisdiction;

                           (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                           (vii)  Any breach of any agreement among the
         Borrower or any of its Subsidiaries and any beneficiary or transferee of any Letter of Credit;

                           (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

                           (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

                           (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of T-D Bank;

                           (xi) Any other circumstances arising from causes beyond the control of T-D Bank;

                           (xii) Payment by T-D Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of T-D Bank or any Lender, as determined by a final order of a court of competent jurisdiction; and

                           (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct of T-D Bank or any Lender, as determined by a final order of a court of competent jurisdiction.

                  (h) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by T-D Bank or any other Lender as a result of any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by T-D Bank or against participations of any other Lender in letters of credit or (ii) impose on T-D Bank or any other Lender any other condition regarding this Agreement or any Letter of Credit or any participation therein, and the result of any of the foregoing in the determination of T-D Bank or such Lender, as the case may be, is to increase the cost to T-D Bank or such Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, then, on the earlier of the Maturity Date or a date not more than four (4) days after demand by T-D Bank or such Lender, the Borrower agrees to pay T-D Bank or such Lender, as the case may be, from time to time as specified by T-D Bank or such Lender, such additional amount or amounts as T-D Bank or such Lender, as the case may be, determines will compensate it for such increased costs, from the date such change or action is effective, together with interest on each such amount from the Maturity Date or the fourth (4th) day after the date demanded, as applicable, until payment in full thereof at the Default Rate. A certificate as to such increased cost incurred by T-D Bank or such Lender as a result of any event referred to in this paragraph submitted by

T-D Bank or such Lender to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

                  (i) The Borrower and each of the Restricted Subsidiaries will, jointly and severally, indemnify and hold harmless the Administrative Agent, T-D Bank and each other Lender and each of their respective employees, representatives, counsel, officers and directors from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against the Administrative Agent, T-D Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to the Administrative Agent, T-D Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, T-D Bank or such Lender, as the case may be, as determined by a final order of a court of competent jurisdiction. This
Section 2.13(i) shall survive termination of this Agreement.

                  (j) Each Lender shall be responsible for its pro rata share (based on such Lender's Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by T-D Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse or otherwise. In the event the Borrower shall fail to pay such expenses of T-D Bank within thirty (30) days of demand for payment by T-D Bank, each Lender shall thereupon pay to T-D Bank its pro rata share (based on such Lender's Commitment Ratio) of such expenses within ten (10) days from the date of T-D Bank's notice to the Lenders of the Borrower's failure to pay; provided, however, that if the Borrower or any guarantor shall thereafter pay such expenses, T-D Bank will repay to each Lender the amounts received from such Lender hereunder.

         Section 2.14 Addition of New Lenders and Increases in Revolving Loan Commitment During the Syndication Period. During the Syndication Period, other banks and financial institutions may become "Lenders" hereunder pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Borrower. In such event, the commitments of such new Lenders shall be applied, first, to reduce the commitments of the Arranging Agents in respect of the Term Loan and the Revolving

Loan Commitment to an aggregate amount for each Arranging Agent of $43,055,555 (pro rata among the Arranging Agents) and, thereafter, to reduce the amount of the Term Loan held by each Arranging Agent and to increase the amount of the Revolving Loan Commitment held by each Arranging Agent by the same amount, and to increase the amount of the Revolving Loan Commitment up to $350,000,000 on a pro rata basis between the Term Loan and the Revolving Loan Commitment. Each such new Lender shall commit to lend an equal percentage of the Term Loan and under the Revolving Loan Commitment and, accordingly, shall purchase participations from the existing Lenders to the extent necessary to cause such to be the case. No increase in the Revolving Loan Commitment hereunder shall effect an increase in the commitment of any Lender hereunder other than as a result of an express written agreement between the Borrower and such Lender to the contrary. Simultaneously with any new Lender becoming a party to this Agreement pursuant to this Section, the respective Commitment Ratios of the Lenders (including all new Lenders) shall be deemed to be automatically adjusted as appropriate. Simultaneously with any new Lender becoming a party hereto pursuant to this Section, whether in connection with an increase in the Revolving Loan Commitment or otherwise, the Borrower shall execute and deliver to each new Lender hereunder and, as appropriate, to each Arranging Agent, new Notes in the original principal amount of such Lenders' commitment under the Term Loan and the Revolving Loan Commitment.


                                    ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions Precedent to Initial Advance. The obligation of the Lenders to undertake the Revolving Loan Commitment and to make the initial Advance under the Revolving Loan Commitment and the Term Loan is subject to the prior fulfillment of each of the following conditions:

                  (a) The Administrative Agent or the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Lenders:

                         (i) duly executed Notes;

                        (ii) duly executed Joinder and Acknowledgement of the Restricted Subsidiaries in form and substance satisfactory to the Lenders;

                       (iii) opinions of corporate and special FCC counsel to the Borrower and the Restricted Subsidiaries, addressed to each Lender and the Administrative Agent and satisfactory to the Administrative Agent and the Lenders, dated the Agreement Date, and the Borrower hereby instructs such counsel to deliver such opinions to the Administrative Agent and the Lenders;

                        (iv) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit F, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the Certificate of Incorporation of the Borrower, certified to be true, complete and correct by the Delaware Secretary of State, (B) a true, complete and correct copy of the By-Laws of the Borrower, as in effect on the date hereof, (C) a true, complete and correct copy of the resolutions of the Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is party,
         (D) certificates of good standing from appropriate jurisdictions for the Borrower, (E) a true and correct list of all Licenses granted to the Borrower and the Restricted Subsidiaries, together with all amendments thereto through the date hereof and certified to be in full force and effect, (F) a true and correct list of all Pole Agreements granted to the Borrower and the Restricted Subsidiaries, together with all amendments thereto through the date hereof and certified to be in full force and effect;

                         (v) An Acknowledgement and Agreement from H.F. Lenfest with respect to certain undertakings by the Borrower relating to Australis Media Limited;

                         (vi) financial projections with respect to the Borrower and the Restricted Subsidiaries;

                         (vii) evidence satisfactory to the Administrative Agent that the Borrower has issued not less than $300,000,000 in Senior Subordinated Debt, together with copies of the final Offering Memorandum, and the Senior Subordinated Debt Indenture relating thereto;

                         (viii) a letter from New Jersey counsel to the Borrower with respect to regulatory issues;

                         (ix) a duly executed Certificate of Financial Condition of the Borrower;

                         (x) copies of insurance binders or certificates covering the assets of the Borrower and the Restricted Subsidiaries and otherwise meeting the requirements of Section 5.5 hereof;

                         (xi) opinion of Powell, Goldstein, Frazer & Murphy, special counsel to the Arranging Agents, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent and the Lenders, and the Arranging Agents hereby instruct such counsel to deliver such opinion to the Administrative Agent and the Lenders; and

                         (xii) all such other documents as the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

                  (b) The Licenses shall be in form and substance satisfactory to the Administrative Agent and the Lenders and the Lenders shall have received evidence reasonably satisfactory to the Administrative Agent and the Lenders that all Necessary Authorizations, including all necessary consents to the closing of this Agreement from the grantors of the Licenses, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

                  (c) The Administrative Agent and the Lenders shall have received such fees as are due and payable to them on the Agreement Date.

                  (d) There shall not have occurred any event which could have or which has had a Materially Adverse Effect since December 31, 1995, except for any such event affecting the cable television industry generally.

         Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance, including the initial Advance, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

                  (a) With respect to Advances which, if funded, would increase the aggregate amount of the Loans outstanding hereunder, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the making of the Advance and application of the proceeds of the Advance, except to the extent they relate solely to an earlier date or time period;

                  (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the Borrower's loan certificate delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

                  (c) With respect to Advances which, if funded, would increase the aggregate amount of Loans outstanding hereunder, the Administrative Agent and the Lenders shall have received a duly executed Use of Proceeds Letter and a duly executed Request for Advance, which shall include calculations specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11, 7.16 and 7.17 hereof, both before and after giving effect to the making of the requested Advance; and

                  (d) With respect to Advances which, if funded, would increase the aggregate amount of the Loans outstanding hereunder, there shall not exist, on the date of the making of the Advance and after giving effect thereto, a Default hereunder, and, since the date of the most recent audited annual financial statements of the Borrower and the Restricted Subsidiaries referred to in Section 4.1(k) or required to have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.2 hereof, there shall not have occurred any event which could reasonably be expected to have or which has had a Materially Adverse Effect, except for any such event affecting the cable television industry generally.

         Section 3.3 Conditions Precedent to Issuance of each Letter of Credit. The obligation of T-D Bank to issue any Letter of Credit hereunder is subject to the prior fulfillment of each of the following conditions:

                  (a) All of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time in all material respects, both before and after giving effect to the issuance of such Letter of Credit, except to the extent they relate solely to an earlier date or time period;

                  (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the Borrower's loan certificate delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

                  (c) The Administrative Agent and the Lenders shall have received a duly executed Use of Proceeds Letter not less than three (3) Business Days prior to the date of the proposed issuance of such Letter of Credit;

                  (d) There shall not exist, on the date of the issuance of the Letter of Credit and after giving effect thereto, a Default hereunder, and the Administrative Agent shall have received a Request for Issuance of Letter of Credit so stating, together with calculations specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11, 7.16 and 7.17 hereof, both before and after giving effect to the issuance of such Letter of Credit;

                  (e) Since the date of the most recent audited annual financial statements of the Borrower and the Restricted Subsidiaries referred to in
Section 4.1(k) or required to have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.2 hereof, there shall not have occurred any event which could reasonably be expected to have or which has had a Materially Adverse Effect, except for any such event affecting the cable industry generally; and

                  (f) The Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel or other documents as any of them may reasonably request.


                                    ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants to the Administrative Agent and the Lenders that:

                  (a) Organization; Ownership; Power; Qualification; Capitalization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

                  (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity.

                  (c) Subsidiaries; Authorization. The Borrower has no Subsidiaries other than as set forth on Schedule 5 hereto. Each of the Restricted Subsidiaries is a corporation or partnership, as the case may be, duly organized, validly existing, and in good standing under the laws of the state of its organization, and has the power and authority, corporate, partnership or otherwise, to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Restricted Subsidiary is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. All of the issued and outstanding capital stock or other ownership interests of the Restricted Subsidiaries is fully paid and non-assessable and is owned or held beneficially and of record as shown on Schedule 5 attached hereto. None of the Restricted Subsidiaries has any stock or securities or other ownership interests convertible into or exchangeable for any shares of its capital stock or other ownership interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any such capital stock or other ownership interests, or any stock or securities convertible into or exchangeable for any such capital stock or other ownership interests. None of the Restricted Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or other ownership interests or to register any shares of its capital stock or other ownership interests, and there are no agreements restricting the transfer of any shares of such capital stock or other ownership interests.

                  (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the other Loan Documents to which it is party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law respecting the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of, or constitute a default under any of the certificates or articles of incorporation or partnership or by-laws or partnership agreements, as amended, of the Borrower or of any of its Subsidiaries, under any License or under any indenture, agreement, or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties may be bound, including, without limitation, the Pole Agreements, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of the Restricted Subsidiaries except Permitted Liens.

                  (e) Business. The Borrower is engaged solely in the business of acting as a holding company for its Subsidiaries and of investing in other cable television systems and investing in other activities directly relating to the cable television business. The Restricted Subsidiaries are engaged principally in the business of owning, operating and maintaining the System. Not less than ninety percent (90%) of Annualized Operating Cash Flow as of any date of determination is derived directly from the cable television business in the United States.

                  (f) Licenses, etc. The Licenses have been duly authorized (to the best of the Borrower's knowledge after due inquiry) by the grantors thereof and are in full force and effect. The Borrower and the Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower has secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge after due inquiry, threatened revocation which, with respect to any License or Licenses, if determined adversely, would constitute an Event of Default under Section 8.1(l) hereof. Except as described on Schedule 6 attached hereto, there is no Person other than the Borrower or any of its Restricted Subsidiaries which is currently providing cable, wireless or satellite delivered television services in any territory within the System.

                  (g) Compliance with Law. The Borrower and each of the Restricted Subsidiaries are in compliance in all material respects with all Applicable Laws.

                  (h) Title to Assets. Except for Permitted Liens, the Borrower and the Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of their respective assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. No financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any Restricted Subsidiary as debtor or which covers or purports to cover any of the assets of the Borrower or any Restricted Subsidiary is on file in any state or other jurisdiction, and neither the Borrower nor any Restricted Subsidiary has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. Neither the Borrower nor any Restricted Subsidiary owns any parcel of real estate with a fair market value in excess of $500,000, except as set forth on Schedule 7 attached hereto.

                  (i) Litigation. Except as described on Schedule 8 attached hereto and except for actions, suits, proceedings or investigations as to which the Borrower is not required to notify the Lenders or has given appropriate notice in accordance with Section 6.6 hereof, there is no action, suit, proceeding or investigation pending against, or, to the best of the Borrower's knowledge after due inquiry, threatened against or in any other manner relating adversely to, the Borrower or any Restricted Subsidiary or any of its respective properties, including, without limitation, the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body, and no such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) could, if determined adversely to the Borrower or any Restricted Subsidiary, have a Materially Adverse Effect, except to the extent such action, suit, proceeding or investigation affects the cable television industry generally.

                  (j) Taxes. All federal, state and other tax returns of the Borrower and the Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any Restricted Subsidiary or imposed upon the Borrower or any Restricted Subsidiary or any of its respective properties, income, profits or assets, which are due and payable, have been paid, except any such (x) the payment of which the Borrower or the applicable Restricted Subsidiary is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the applicable Restricted Subsidiary, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate. All pro forma financial information provided to the Lenders in connection with this Agreement have been based upon reasonable assumptions and prepared in good faith.

                  (k) Financial Statements. The Borrower has furnished to the Administrative Agent and the Lenders audited financial statements and unaudited financial statements for the Borrower and the Restricted Subsidiaries on a consolidated basis which are complete and correct in all material respects and present fairly, in accordance with GAAP, the financial position of such Persons as of December 31, 1995 and March 31, 1996, respectively, and the results of operations for the periods then ended. The Borrower and the Restricted Subsidiaries have no material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or in the financial statements delivered to the Administrative Agent and the Lenders pursuant to Sections 6.1 and 6.2 hereof, and there are no material unrealized losses of the Borrower and the Restricted Subsidiaries and no material anticipated losses of the Borrower other than those which have been previously disclosed in writing to the Administrative Agent and the Lenders and identified to the Administrative Agent and the Lenders as such. The financial projections delivered to the Lenders prior to the Agreement Date have been prepared by the Borrower in good faith and based on reasonable assumptions.

                  (l) ERISA. The Borrower, each Restricted Subsidiary, each ERISA Affiliate and each of their Plans are in compliance with ERISA and the Code. Neither the Borrower, nor any Restricted Subsidiary nor any ERISA Affiliate has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each Restricted Subsidiary and each ERISA Affiliate have complied with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. Neither the Borrower, nor any Restricted Subsidiary nor any ERISA Affiliate has made any promises of retirement or other benefits to employees, except as set forth in any Plan. Neither the Borrower, nor any Restricted Subsidiary nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA, if any, are sufficient to provide the benefits under such

Plan payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(1b)) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower, nor any Restricted Subsidiary nor any ERISA Affiliate is a participant in, or is obligated to make any payment to, any Multiemployer Plan.

                  (m) Compliance with Regulations G, T, U and X. Neither the Borrower nor any Restricted Subsidiary is engaged principally in or has as one of its important activities the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any Restricted Subsidiary owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. Neither the Borrower nor any Restricted Subsidiary nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the applicable provisions of the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent or any Lender, the Borrower will furnish the Administrative Agent or such Lender with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to the Required Lenders. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

                  (n) Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Restricted Subsidiary is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act. Neither the Borrower nor any Restricted Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935.

                  (o) Government Regulation. Neither the Borrower nor any Restricted Subsidiary is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any Restricted Subsidiary is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, or the borrowing hereunder, other than filings and consents relating to the renewal of Licenses and ongoing filings and consents relating to the Commission.

                  (p) Absence of Default. The Borrower and the Restricted Subsidiaries are in compliance with all of the provisions of their certificates or articles of incorporation and by-laws, or certificates of partnership and partnership agreements, as the case may be, and no event has occurred or failed to occur (including without limitation any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any Restricted Subsidiary under any material indenture, agreement or other instrument, including without limiting the foregoing, the material Pole Agreements, or any judgment, decree or order to which the Borrower or any Restricted Subsidiary is a party or by which the Borrower or any Restricted Subsidiary or any of its respective properties may be bound or affected.

                  (q) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower and the Restricted Subsidiaries and furnished by or on behalf of the Borrower or any of the Restricted Subsidiaries to the Administrative Agent and the Lenders, or any of them, were, at the time furnished, complete and correct in all material respects to the extent necessary to give the recipients true and accurate knowledge of the subject matter. Notwithstanding the foregoing, with respect to projections of the future performance of the Borrower and the Restricted Subsidiaries, such representations and warranties are made in good faith and to the best of the Borrower's knowledge after due inquiry, but without any assurances by the Borrower of the future achievement of such performance.

                  (r) Agreements with Affiliates. Except as set forth on
Schedule 9 attached hereto, neither the Borrower nor any Restricted Subsidiaries have (i) any agreements or binding arrangements of any kind with any Affiliates or (ii) any management or consulting agreements of any kind with any third party (including Affiliates).

                  (s) Payment of Wages. The Borrower and the Restricted Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, and the Borrower and the Restricted Subsidiaries have paid all minimum and overtime wages required by law to be paid to their respective employees.

                  (t) Solvency. The Borrower and the Restricted Subsidiaries are, and after giving effect to the making of the Loans and the other transactions contemplated hereby will be, Solvent.

                  (u) Collective Bargaining. Except as set forth on Schedule 10 attached hereto, no employee of the Borrower or of any of the Restricted Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of the Restricted Subsidiaries and, to the best knowledge of the Borrower after due inquiry, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Borrower or any of the Restricted Subsidiaries or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization.

                  (v) No Adverse Change. Since the date of the most recent audited annual financial statements of the Borrower and the Restricted Subsidiaries required to have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.2 hereof (or, prior to the first such delivery required hereunder, since December 31, 1995), there has occurred no event which would have a Materially Adverse Effect, except for such events affecting the cable television industry generally.

                  (w) Environmental Matters.

                         (i) None of the properties of the Borrower and the Restricted Subsidiaries contains, including, without limitation, in, on or under the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to liability under Environmental Laws.

                        (ii) The Borrower and the Restricted Subsidiaries are in compliance with all Environmental Laws, and, to the best of the Borrower's knowledge after due inquiry, there is no contamination of any of such properties which could interfere with the continued operation of any of such properties or impair the financial condition of the Borrower or any of the Restricted Subsidiaries.

                       (iii) Neither the Borrower nor any Restricted Subsidiary has received from any governmental authority any complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to any such properties that have not been resolved to the satisfaction of the issuing governmental authority, nor is the Borrower or any Restricted Subsidiary aware that any governmental authority is contemplating delivering any such notice to the Borrower or any of the Restricted Subsidiaries.

                        (iv) There has been no pending or threatened complaint, notice of violation, alleged violation, investigation or notice of potential liability under Environmental Laws with regard to any of such properties.

                         (v) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of such property in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws, nor have any Hazardous Materials been transported or disposed of from any of such properties to any other location in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws.

                        (vi) Neither the Borrower nor any of the Restricted Subsidiaries are a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of such properties nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of such properties.

                  (x) Voting Control of the Borrower. As of the Agreement Date, all of the shares of the issued and outstanding capital stock of the Borrower are fully paid and non-assessable and owned, beneficially and of record, as set forth on Schedule 11 attached hereto. The Borrower has no stock or securities convertible into or exchangeable for any shares of its capital stock, and there are no preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any such capital stock, or any stock or securities convertible into or exchangeable for any such capital stock, except as set forth on Schedule 11 attached hereto. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or to register any shares of its capital stock, and there are no agreements restricting the transfer of any shares of such capital stock, except as set forth in the Shareholders' Agreements as in effect on the Agreement Date. The voting control of H. F. Lenfest of the shares of the Borrower's capital stock is evidenced by the Shareholders' Agreements. There has been no change in or other modification to such Shareholders' Agreements or the voting control of H. F. Lenfest evidenced thereby.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date, and shall be true and correct in all material respects as of the date of each Advance which increases the principal amount of the Loans outstanding hereunder, and the date of the issuance of any Letter of Credit, except to the extent they relate solely to an earlier date or time period. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Administrative Agent and the Lenders, any investigation or inquiry by any of the Administrative Agent and the Lenders, the making of any Advance or the issuance of any Letter of Credit.

                                    ARTICLE 5

                                General Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) or any Letter of Credit is outstanding, and unless the Required Lenders shall otherwise consent in writing:

         Section 5.1 Preservation of Existence and Similar Matters. The Borrower will, and will cause each Restricted Subsidiary to:

                  (a) preserve and maintain its existence in the state of its formation, its material rights, franchises, licenses and privileges, including, without limiting the foregoing, the Licenses (to the extent required to prevent the occurrence of an Event of Default under Section 8.1(l) hereof), all material Pole Agreements, and all other Necessary Authorizations, and

                  (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower will engage solely in the business of (a) acting as a holding company for its Subsidiaries, (b) investing in other cable television systems, (c) investing in other activities directly relating to the cable television industry, and (d) providing consulting services to Garden State Cablevision L.P., a Delaware limited partnership. The Borrower will cause the Restricted Subsidiaries to engage principally in the business of owning, operating and maintaining the System. The Borrower will, and will cause the Restricted Subsidiaries to, comply with the requirements of Applicable Law.

         Section 5.3 Maintenance of Properties. The Borrower will maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in its and the Restricted Subsidiaries' businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each Restricted Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of its properties and assets. The Borrower will, and will cause each Restricted Subsidiary to, maintain a fiscal year ending on December 31.

         Section 5.5 Insurance. The Borrower will, and will cause each Restricted Subsidiary to:

                  (a) Maintain insurance including, but not limited to, public liability, business interruption and worker's compensation insurance from responsible companies in such amounts and against such risks to the Borrower and the Restricted Subsidiaries as shall be standard in the cable television industry for cable television companies similar in size and location to the Borrower and the Restricted Subsidiaries.

                  (b) Keep its assets insured by insurers on terms and in a manner acceptable to the Required Lenders against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are standard in the cable television industry for cable television companies similar in size and location to the Borrower and the Restricted Subsidiaries, all premiums thereon to be paid by the Borrower and the Restricted Subsidiaries.

                  (c) Require that each insurance policy provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy.

         Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each Restricted Subsidiary to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by it or imposed upon it or its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books in accordance with GAAP, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each Restricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. The Borrower will, and will cause each Restricted Subsidiary to, permit representatives of the Administrative Agent and the Lenders to (a) visit and inspect the properties of the Borrower and the Restricted Subsidiaries at all reasonable times, (b) inspect and make extracts from and copies of its books and records, and (c) discuss with the principal officers of the Borrower and the Restricted Subsidiaries, its business, assets, liabilities, financial position, results of operations and business prospects.

         Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions regarding subordination herein or in any other Loan Document, the Borrower will, and will cause each of the Restricted Subsidiaries to, pay any and all of its Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and as to which adequate reserves have been set aside in accordance with GAAP.

         Section 5.9 Use of Proceeds. The Borrower will use the aggregate proceeds of the Loans to finance general corporate expenditures, including, without limitation, permitted acquisitions, investments and Capital Expenditures, to provide working capital to the Borrower and the Restricted Subsidiaries, and to refinance existing Indebtedness for Money Borrowed outstanding on the Agreement Date and accrued interest thereon as more fully described on Schedule 12 attached hereto.

         Section 5.10 Indemnity. The Borrower will indemnify and hold harmless each Lender, each Arranging Agent and the Administrative Agent, and each of their respective employees, representatives, officers, directors, affiliates, agents and attorneys (collectively, "Indemnitees"), from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and demands incurred by any Indemnitee, whether or not such Indemnitee is a party to any litigation, investigation or other proceeding, (a) resulting from, arising out of or otherwise relating to any breach or alleged breach by the Borrower of any representation or warranty made hereunder, or (b) arising out of (i) the making or administration of any Loans or the actual or proposed use of the proceeds of any Loans, (ii) the issuance by the Borrower of additional Indebtedness for Money Borrowed, (iii) allegations of any participation by any Indemnitee in the affairs of the Borrower or any Subsidiary of the Borrower, or allegations that any Indemnitee has any joint liability with the Borrower or any Subsidiary of the Borrower for any reason, or

(iv) any claims against any Indemnitee by any investor in or lender to the Borrower or any Subsidiary of the Borrower, for any reason whatsoever; unless, in any case referred to above, the Indemnitee seeking indemnification hereunder is determined to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order.

         Section 5.11 Interest Rate Hedging. The Borrower shall at all times maintain one or more Interest Rate Hedge Agreements, fixed rate loan agreements or similar arrangements with respect to its interest obligations relating to an aggregate principal amount of not less than fifty percent (50%) of Total Debt outstanding from time to time. Such Interest Rate Hedge Agreements and other agreements and arrangements shall have the effect of fixing the interest rate payable by the Borrower with respect to such amount of Total Debt for a weighted average period of not less than two (2) years from the date of such Interest Rate Hedge Agreement or other agreement or arrangement or, if earlier, until the Maturity Date, and shall be subject to terms reasonably acceptable to the Administrative Agent. Such terms shall include consideration of the creditworthiness of the other party to such Interest Rate Hedge Agreements or other agreement or arrangement. All obligations of the Borrower to any of the Administrative Agent or any Lender pursuant to any Interest Rate Hedge Agreement shall rank pari passu with the Obligations. All obligations of the Borrower under any other fixed rate loan agreement or similar arrangement, as described above, may rank pari passu with the Obligations to the extent they are otherwise permitted hereunder, but shall not be secured by any Lien and shall not otherwise be senior to the Obligations.

         Section 5.12 Payment of Wages. The Borrower shall at all times comply with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.


                                    ARTICLE 6

                              Information Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) or any Letter of Credit is outstanding and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and to the Administrative Agent at their respective offices:

         Section 6.1 Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter in each fiscal year of the Borrower, the consolidated financial statements of the Borrower and its Subsidiaries and the special-purpose consolidated financial statements for the Borrower and the Restricted Subsidiaries, each consisting of a balance sheet as of the end of such fiscal quarter and related statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the chief executive officer, president or chief financial officer of the Borrower as having been prepared in accordance with GAAP, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, together with a completed Quarterly Capital Expenditure Report in a form substantially identical to Exhibit G.

         Section 6.2 Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, the consolidated financial statements of the Borrower and its Subsidiaries and the special-purpose consolidated financial statements for the Borrower and the Restricted Subsidiaries, each consisting of a balance sheet as of the end of such fiscal year and related statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by the Borrower's current independent certified public accountants or other nationally recognized independent certified public accountants satisfactory to the Arranging Agents. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents, together with a letter of such accountants substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes a Default or Event of Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 6.4 hereof with respect to such financial statements.

         Section 6.3 Monthly Operating Reports. As soon as practicable, and in any event within thirty (30) days from the last day of each month, a monthly operating report of the Borrower and the Restricted Subsidiaries, certified by the chief financial or executive officer of the Borrower and of each Restricted Subsidiary, in such detail and, if requested by the Arranging Agents, on a form supplied by the Arranging Agents, accurately setting forth (i) the number of new Basic Subscribers of each Restricted Subsidiary as to which hook-ups were completed during the preceding month, and (ii) the total number of all Basic Subscribers, new Basic Subscribers, pay tv subscribers, homes passed and miles of cable plant as of the end of such month for the Borrower and the Restricted Subsidiaries, taken as a whole.

         Section 6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of an Authorized Officer substantially in the form of Exhibit I attached hereto and otherwise in form and substance satisfactory to the Required Lenders:

                  (a) reaffirming the representations and warranties set forth in Article 4 hereof as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties which expressly relate solely to an earlier date or time period);

                  (b) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 7.1, 7.4, 7.6(d), 7.6(e), 7.8, 7.9, 7.10, 7.11, 7.13, 7.16 and 7.17
hereof;

                  (c) summarizing in reasonable detail (i) all investments made by the Borrower or any of the Restricted Subsidiaries since the Agreement Date pursuant to Section 7.6(e) hereof; (ii) all acquisitions made by the Borrower or any of the Restricted Subsidiaries since the Agreement Date pursuant to Sections 7.4(b), (c) and (d) hereof; and (iii) all investments in excess of $1,000,000 made by the Borrower or any of the Restricted Subsidiaries during such quarterly period or fiscal year, other than pursuant to Section 7.6(e) hereof; and

                  (d) stating that, to the best of his or her knowledge after due inquiry, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

         Section 6.5 Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or any Restricted Subsidiary in connection with an audit of the Borrower or any Restricted Subsidiary by the Borrower's or any such Subsidiary's independent public accountants, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2.

                  (b) No later than January 31 of each year, a copy of the annual budget for the Borrower for such fiscal year, including the budget for Capital Expenditures.

                  (c) Promptly upon receipt thereof by an Authorized Officer, copies of any material notice or report regarding any License from the grantor of such License, or regarding the System or any License from the Commission with respect to (i) the suspension, revocation or modification of any License, (ii) a denial of a request for a rate change, (iii) disciplinary proceedings involving the Borrower or any Restricted Subsidiary, (iv) notice of default or other non-compliance by the Borrower or any Restricted Subsidiary under any License, or (v) any similar event or occurrence.

                  (d) Upon any material decrease (by percentage or dollar value) or termination of any programming discounts from Satellite Services, Inc. or other Affiliates of TeleCommunications, Inc., pro forma projections in form and substance reasonably acceptable to the Administrative Agent, which projections demonstrate the Borrower's compliance with the terms of this Agreement on a pro forma basis through the Maturity Date.

                  (e) Upon (i) any sale, lease, transfer or other disposition of assets of the Borrower or any of its Subsidiaries (other than sales or other dispositions of obsolete equipment or other immaterial assets in the ordinary course of business having an aggregate sales price not to exceed $500,000 in any fiscal year), (ii) any sale or other disposition of any interests in any Unrestricted Subsidiary, or (iii) the making by the Borrower or any Restricted Subsidiary of any acquisition pursuant to Section 7.4(b), (c) or (d) or any investment pursuant to Section 7.6(e), a description of the material terms of such acquisition, investment, sale, lease, transfer or other disposition, in form and substance satisfactory to the Administrative Agent.

                  (f) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any Restricted Subsidiary, as the Administrative Agent or any Lender reasonably may request.

         Section 6.6 Notice of Litigation and Other Matters. Prompt notice of the following events after an Authorized Officer has received notice or has otherwise become aware thereof:

                  (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any Restricted Subsidiary involving a claim for damages or potential cost to the Borrower or any Restricted Subsidiary of $500,000 or more with respect to any single or related series of proceedings, investigations or actions or, to the extent known to the Borrower or any Restricted Subsidiary, in any other way relating materially adversely and directly to the Borrower or any Restricted Subsidiary, or any of its respective properties, assets or businesses or any License, including, without limitation, proceedings, investigations or actions arising under Environmental Laws;

                  (b) any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrower or any Restricted Subsidiary, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect;

                  (c) any material amendment or change to any budget submitted under Section 6.5(b) hereof for the operation of the System;

                  (d) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Restricted Subsidiary under any material agreement other than this Agreement to which the Borrower or any Restricted Subsidiary is party or by which any of its properties may be bound, or (ii) which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

                  (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower, any Restricted Subsidiary or any ERISA Affiliate or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan; and

                  (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(l) of this Agreement.


                                    ARTICLE 7

                               Negative Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) or any Letter of Credit is outstanding and unless the Required Lenders shall otherwise give their prior consent in writing:

         Section 7.1 Indebtedness of the Borrower and the Restricted Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (a) Indebtedness under this Agreement and the Notes;

                  (b) Accounts payable, subscriber deposits, accrued expenses and customer advance payments incurred in the ordinary course of business, which are (1) current or (2) being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Restricted Subsidiary has established adequate reserves on its books;

                  (c) Obligations arising under Interest Rate Hedge Agreements;

                  (d) Senior Subordinated Debt;

                  (e) Unsecured Indebtedness for Money Borrowed, which is subject to terms which are no more restrictive than the terms of this Agreement and the other Loan Documents, and which does not amortize or mature prior to one
(1) year after the Maturity Date; provided that the Borrower is a compliance with Sections 7.8 and 7.17 hereof after giving effect to such incurrence, and provided further that the Total Leverage Ratio for the calendar quarter immediately preceding the incurrence of such Indebtedness for Money Borrowed is less than 6.0 to 1, after giving effect to such incurrence;

                  (f) (i) Indebtedness arising under Guaranties (other than the LCI Guaranty and the AML Movie Studio Guaranty Liability) in an aggregate amount not to exceed $50,000,000 at any time outstanding, (ii) Indebtedness arising under the LCI Guaranty, and (iii) Indebtedness arising in respect of the AML Movie Studio Guaranty Liability which shall not exceed $33,500,000 in the aggregate;

                  (g) Other Indebtedness incurred in the ordinary course of business which is either unsecured or secured by Liens described in clause (i) of the definition of "Permitted Liens" in an aggregate amount not to exceed $10,000,000 plus Indebtedness arising under Capitalized Lease Obligations existing as of the Agreement Date;

                  (h) Indebtedness of the Borrower to any Restricted Subsidiary or of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; and

                  (i) Indebtedness existing as of the Agreement Date as described on Schedule 12 attached hereto.

Notwithstanding the foregoing, upon the prior written consent of the Required Lenders, the Borrower may refinance its Indebtedness existing as of the Agreement Date in respect of its 11.30% Senior Notes due 2000, 11.84% Senior Notes due 1998, and 9.93% Senior Notes due 2001 issued to the order of various insurance company lenders (as more fully described on Schedule 12 attached hereto) with proceeds of the Loans as provided herein or with other Indebtedness, so long as, in the case of any refinancing other than with proceeds of the Loans hereunder, (i) there is no increase in the aggregate principal amount outstanding thereunder as a result of any such refinancing,
(ii) the refinanced Indebtedness has a weighted average life to maturity of not less than one (1) year greater than the maturity of the Loans, (iii) the terms governing the refinanced Indebtedness are no more restrictive than the terms of this Agreement and the other Loan Documents nor the terms governing the Indebtedness proposed to be refinanced, and (iv) the refinanced Indebtedness is unsecured. Any such refinanced Indebtedness incurred by the Borrower in accordance herewith may rank pari passu with the Obligations.

         Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets (including, without limitation, capital stock), whether now owned or hereafter acquired, except for Permitted Liens.

         Section 7.3 Amendment and Waiver. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of (a) its certificate or articles of incorporation or by-laws, or certificate of partnership or partnership agreement, as applicable; (b) any Loan Document; or (c) any of the documents, instruments and agreements evidencing or relating to the Borrower's 11.30% Senior Notes due 2000, 11.84% Senior Notes due 1998, 9.93% Senior Notes due 2001, the Indebtedness for Money Borrowed issued pursuant to the Public Debt Indenture or the Senior Subordinated Debt Indenture or any other Subordinated Debt if the effect of any such amendment or waiver is to (i) increase the aggregate principal amount outstanding thereunder, (ii) reduce the weighted average life to maturity thereof, or (iii) cause the terms governing such Indebtedness to be more restrictive than the terms of this Agreement or of the existing documents, instruments or agreements governing such Indebtedness.

         Section 7.4 Liquidation, Change in Ownership, Disposition or Acquisition of Assets; Change in Business.

                  (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its affairs; (ii) enter into any merger or consolidation (other than any merger or consolidation of a Restricted Subsidiary into another Restricted Subsidiary or, so long as the Borrower is the surviving corporation and so long as no Default then exists or would be caused thereby, of a Restricted Subsidiary into the Borrower); or (iii) sell, lease, abandon, transfer, exchange or otherwise dispose of all or any of its assets, property or business (other than sales or other dispositions of obsolete equipment or other immaterial assets in the ordinary course of business having an aggregate sales price not to exceed $500,000 in any year and other than as provided in Section 7.4(c) below); provided that, so long as no Default then exists or would be caused thereby, the Borrower or any of the Restricted Subsidiaries may sell or otherwise dispose of assets for fair consideration so long as: (A) the assets sold or otherwise disposed of in any single or series of related transactions contributed or accounted for less than fifteen percent (15%) of Annualized Operating Cash Flow, calculated using the financial statements of the Borrower and the Restricted Subsidiaries for the most recently completed fiscal quarter for which financial statements are required to have been provided to the Administrative Agent and the Lenders in accordance with Section 6.1 hereof as of the date of such proposed sale or other disposition; and (B) the aggregate amount of Annualized Operating Cash Flow contributed by or attributable to all assets sold or otherwise disposed of during the term of this Agreement (calculated in the manner set forth in clause (A) above with respect to each such sale or other disposition) is less than twenty-five percent (25%) of Annualized Operating Cash Flow calculated using the financial statements of the Borrower and the Restricted Subsidiaries for the most recently completed fiscal quarter for which financial statements are required to have been provided to the Administrative Agent and the Lenders as of the proposed date of the most recent such sale or other disposition. All Net Proceeds of any sale, lease, transfer, exchange or other disposition of assets permitted hereunder shall be used to prepay the Loans outstanding under the Term Loan or to reduce the Revolving Loan Commitment to the extent required under Section 2.7(c) hereof.

                  (b) The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time, acquire any assets, property or business of any other Person, or acquire stock, partnership or other ownership interests in any other Person, other than as permitted by Section 7.6 hereof and other than (i) assets (other than capital stock or other ownership interests) directly related to the cable television business in the United States, or (ii) all of the issued and outstanding capital stock or other ownership interests of Persons engaged in businesses directly related to the cable television business in the United States, for, in any such case described in clauses (i) and (ii) of this subsection (b), an aggregate purchase price not to exceed $100,000,000 during the term of this Agreement, and provided that, in any such case, no Default then exists or would be caused thereby. Prior to consummating any such acquisition, the Borrower shall provide the Administrative Agent and the Lenders with calculations specifically demonstrating the Borrower's pro forma compliance with Sections 7.8, 7.9, 7.10, 7.11, 7.16 and 7.17 hereof, both before and after giving effect to the proposed acquisition. Any Subsidiary formed or acquired by the Borrower or any Restricted Subsidiary in connection with any acquisition described in this subsection 7.4(b) shall be deemed to be a Restricted Subsidiary unless the Required Lenders shall otherwise consent in writing and shall execute a Joinder and Acknowledgement to this Agreement in form and substance satisfactory to the Administrative Agent promptly upon becoming same.

                  (c) Notwithstanding the foregoing, and exclusive of the limitation on acquisitions set forth in subsections 7.4(a) and (b) above, so long as no Default then exists or would be caused thereby, the Borrower or any of the Restricted Subsidiaries may make acquisitions of (i) assets (other than capital stock or other ownership interests) directly related to the cable television business located in Contiguous Areas, or (ii) all of the issued and outstanding capital stock or other ownership interests of Persons engaged in businesses directly related to the cable television business whose assets are located solely in Contiguous Areas, with the Net Proceeds of any sale, lease, transfer or other disposition of assets of the Borrower or any Restricted Subsidiary permitted hereby, so long as such acquisition is consummated within one (1) year of the sale, lease, transfer or other disposition giving rise to such Net Proceeds.

                  (d) The Borrower shall not permit less than ninety percent (90%) of Annualized Operating Cash Flow as of any date of determination to be derived directly from the cable television business in the United States.

         Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) obligations under agreements of the Borrower or any Restricted Subsidiary entered into in connection with the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or such Restricted Subsidiary, and (b) Guaranties described in Section 7.1(f) hereof.

         Section 7.6 Investments. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person other than as provided in Section 7.4(b) or (c) hereof, except that so long as no Default then exists or would be caused thereby, the Borrower or any Restricted Subsidiary may (a) purchase marketable, direct obligations of the United States of America maturing within three hundred sixty-five (365) days of the date of purchase, (b) purchase commercial paper issued by corporations, each of which conducts a substantial part of its business in the United States of America, maturing within one hundred and eighty (180) days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service,
(c) purchase repurchase agreements and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by any Lender or by a United States national or state bank having capital, surplus and undivided profits totaling more than $250 million and rated "A" or better by Moody's Investors Service, (d) maintain the investments described as of the Agreement Date on Schedule 13 attached hereto, (e) make additional investments in Persons engaged in businesses directly related to the cable television business as set forth on Schedule 14 attached hereto (i) in an aggregate amount not to exceed $70,000,000 so long as the Lenfest Australia Loan, or any portion thereof, or any payment obligations of Lenfest Australia (whether for interest, fees or otherwise) in respect thereof remain outstanding,
(ii) in an aggregate amount not to exceed $90,000,000 if no such Lenfest Australia Indebtedness remains outstanding and so long as the Total Leverage Ratio for either or both of the two (2) most recently completed fiscal quarters for which financial statements are required to have been provided to the Lenders in accordance with Section 6.1 or 6.2 hereof, as applicable, is greater than or equal to 6.0 to 1, and (iii) in any amount so long as the Total Leverage Ratio for both such fiscal quarters is less than 6.0 to 1, provided that, in each such case, the Borrower has provided the Administrative Agent and the Lenders with calculations specifically demonstrating the Borrower's pro forma compliance with Sections 7.8, 7.9, 7.10, 7.11, 7.16 and 7.17 hereof, both before and after giving effect to the proposed investment. The Borrower shall require, and shall cause each of the Restricted Subsidiaries to require, that any loan or advance made by the Borrower or such Restricted Subsidiary, as applicable, to any other Person be evidenced by a duly executed and delivered promissory note of such other Person in an original principal amount not less than the amount of such loan; provided, however, that loans or advances made to the Borrower or any Subsidiary of the Borrower need not be evidenced by such promissory notes if regulatory approval by any governmental body of the State of New Jersey or Delaware would be required in connection therewith. In addition, the Borrower shall require, and shall cause each of the Restricted Subsidiaries to require, that any investment in an Unrestricted Subsidiary be in the form of a loan or intercompany advance and be evidenced by a promissory note in the principal amount of such investment. The Borrower will cause each such promissory note to be repaid by the applicable Unrestricted Subsidiary upon a sale of any assets of such Unrestricted Subsidiary (other than in the ordinary course of its business) or upon a sale of any capital stock of such Unrestricted Subsidiary.

         Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that the Restricted Subsidiaries may declare and make Restricted Payments to, and Restricted Purchases from, the Borrower, and so long as no Default then exists or would be caused thereby, and so long as the Total Leverage Ratio for the two (2) most recently completed fiscal quarters for which financial statements are required to have been delivered to the Lenders pursuant to Section 6.1 or 6.2 hereof, as applicable, is less than 6.0 to 1, the Borrower may make Restricted Payments in an aggregate amount not to exceed during any fiscal year, fifty percent (50%) of Annual Excess Cash Flow for the preceding fiscal year.

         Section 7.8 Senior Leverage Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and (c) at the time of any incurrence of Indebtedness, any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the Senior Leverage Ratio for the calendar quarter end being tested in the case of Section 7.8(a) above, or the most recent quarter end for which financial statements are required to have been provided to the Administrative Agent and the Lenders pursuant to Sections 6.1 and 6.2 hereof in the case of Sections 7.8(b) and (c) above after giving effect to the Advance or other transaction proposed to be effected as of such date, to exceed the ratios set forth below for calculation dates using financial statements for periods ending during the periods shown below:


                                                                        Senior
                                                                       Leverage
                  Period                                                Ratio
                  ------                                                -----

         From the Agreement Date, through
         December 30, 1996                                             5.75:1

         From December 31, 1996, through
         March 30, 1997                                                5.50:1

         From March 31, 1997, through
         December 30, 1997                                             5.25:1

         From December 31, 1997, through
         December 30, 1998                                             5.00:1

         From December 31, 1998, through
         December 30, 1999                                             5.00:1

         At December 31, 1999 and all
         times thereafter                                              4.50:1


         Section 7.9 Operating Cash Flow to Total Interest Expense Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and (c) at the time of any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the ratio of Operating Cash Flow to Total Interest Expense for the twelve-month period then ending in the case of Section 7.9(a) above, or for the most recently ended twelve-month period for which financial statements are required to have been provided to the Administrative Agent and the Lenders pursuant to Section 6.1 and 6.2 hereof in the case of Sections 7.9(b) and (c) above, in each case, after giving effect to the Advance or other transaction proposed to be effected as of such date, to be less than the ratios set forth below for calculation dates using financial statements for periods ending during the periods shown below:

                                    Period                    Ratio
                                    ------                    -----

                  From Agreement Date through                1.50:1
                  December 31, 1997

                  From January 1, 1998 and                   1.75:1
                  thereafter



         Section 7.10 Operating Cash Flow Plus Cash on Hand to Fixed Charges Ratio. Commencing as of December 31, 1996, (a) as of the end of any calendar quarter, (b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and (c) at the time of any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the ratio of (1) the sum of (x) Operating Cash Flow, plus (y) cash or Cash Equivalents on hand with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, plus (z) the portion of the unborrowed balance of the Revolving Loan Commitment which could be drawn by the Borrower in accordance with Sections 7.8, 7.11 and 7.17 hereof, for or as of the end of the twelve-month period then ending in the case of Section 7.10(a) above, or for the most recently ended twelve-month period for which financial statements are required to have been provided to the Administrative Agent and the Lenders pursuant to Section 6.1 and 6.2 hereof in the case of Sections 7.10(b) and (c) above, to (2) Fixed Charges for such period, after giving effect to the Advance or other transaction proposed to be effected as of such date, to be less than 1.00 to 1.

         Section 7.11 Annualized Operating Cash Flow to Pro Forma Debt Service Ratio. (a) As of the end of any calendar quarter,

(b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and (c) at the time of any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the ratio of Annualized Operating Cash Flow for the calendar quarter end being tested in the case of Section 7.11(a) above, or the most recent quarter end for which financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Sections 6.1 and 6.2 hereof in the case of Sections 7.11(b) and (c) above, to Pro Forma Debt Service to be less than 1.15 to 1.

         Section 7.12 Affiliate Transactions. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or the applicable Restricted Subsidiary than would be the case if such transactions had been effected on an arm's length basis with a non-Affiliate.

         Section 7.13 Limitation on Leases; Sale/Leasebacks. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make or be or become obligated to make any payment in respect of any obligations as lessee under a lease, except for (x) payments under leases to be used in connection with the operation of its business (other than Pole Agreements and tower rental agreements entered into in the ordinary course of business) which, when aggregated with all other payments under such leases by the Borrower and the Restricted Subsidiaries would not exceed in the aggregate during any one fiscal year of the Borrower, $1,000,000, and during the term of this Agreement, $9,000,000, and (y) payments relating to Capitalized Lease Obligations permitted hereunder, and (z) payments under Pole Agreements and tower rental agreements entered into in the ordinary course of business. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any sale/leaseback transaction.

         Section 7.14 ERISA Liabilities. The Borrower shall not, and shall not permit any Restricted Subsidiary to, allow any of its Plans to have an accumulated funding deficiency as defined in Code Section 4971(c)(ii) and measured at the end of the plan year. The Borrower shall not, and shall not permit any Restricted Subsidiary to, become a participant in any Multiemployer Plan.

         Section 7.15 Restrictions on Upstream Dividends by Subsidiaries. The Borrower shall not permit to exist at any time any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Restricted Subsidiary to (a) make Restricted Payments to or Restricted Purchases from the Borrower or any Restricted Subsidiary, (b) pay any obligation owed to the Borrower or any Restricted Subsidiary, (c) make any loans or advances to or investments in the Borrower or in any Restricted Subsidiary, (d) transfer any of its property or assets (other than property or assets subject to Permitted Liens) to the Borrower or any Restricted Subsidiary, or (e) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except for restrictions provided in this Agreement and the other Loan Documents.

         Section 7.16 Capital Expenditures. The Borrower shall not permit the aggregate amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries during the fiscal year ending December 31, 1996 to exceed $66,000,000.

         Section 7.17 Total Debt to Annualized Operating Cash Flow Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and
(c) at the time of any incurrence of Indebtedness, any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the Total Leverage Ratio for the calendar quarter end being tested in the case of Section 7.17(a) above, or the most recent quarter end for which financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Sections 6.1 and 6.2 hereof in the case of Sections 7.17(b) and (c) above, after giving effect to the Advance or other transaction proposed to be effected as of such date, to exceed the ratios set forth below for calculation dates using financial statements for periods ending during the periods shown below:

                                                                        Total
                                                                       Leverage
                  Period                                                Ratio
                  ------                                                -----

         From the Agreement Date, through
         December 30, 1996                                             7.50:1

         From December 31, 1996, through
         March 30, 1997                                                7.00:1

         From March 31, 1997, through
         December 30, 1997                                             6.75:1

         From December 31, 1997, through
         March 30, 1998                                                6.50:1

         From March 31, 1998, through
         December 30, 1998                                             6.25:1

         From December 31, 1998 and all
         times thereafter                                              6.00:1


                                    ARTICLE 8

                                     Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any material representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

                  (b) The Borrower shall default in the payment of any principal or interest under the Notes, or any of them, or fees or other amounts payable hereunder or under any other Loan Document, including, without limitation, under
Section 2.1 hereof in connection with the reimbursement of draws under any Letter of Credit when due;

                  (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 6 or 7 hereof;

                  (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured to the Required Lenders' satisfaction within a period of thirty
(30) days from the date of the occurrence of such default;

                  (e) There shall occur any default in the performance or observance of any agreement or covenant or material breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement), which shall not be cured to the Required Lenders' satisfaction within a period of thirty (30) days from the date of the occurrence of such default;

                  (f) Neither H.F. Lenfest (individually or through his control, by written proxy, of the voting rights of his immediate family with respect to the capital stock of the Borrower) nor Tele-Communications, Inc., a Delaware corporation, directly or indirectly through one or more direct or indirect wholly-owned Subsidiaries, shall own beneficially fifty percent (50%) or more of all voting shares of the Borrower's capital stock and have the right to elect at least fifty percent (50%) of the members of the board of directors of the Borrower; or the Borrower shall cease to own, directly or indirectly through a wholly-owned Restricted Subsidiary, all of the issued and outstanding capital stock of the Restricted Subsidiaries;

                  (g) There shall be entered a decree or order for relief in respect of the Borrower or any Restricted Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Restricted Subsidiary or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Restricted Subsidiary or an involuntary petition shall be filed against the Borrower or any Restricted Subsidiary, and (i) such petition shall not be diligently contested, or (ii) any such petition shall continue undismissed for a period of sixty (60) consecutive days;

                  (h) The Borrower or any Restricted Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Restricted Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Restricted Subsidiary or of any substantial part of its properties, or the Borrower or any Restricted Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Restricted Subsidiary shall take any action in furtherance of any such action;

                  (i) A final judgment shall be entered by any court against the Borrower or any Restricted Subsidiary for the payment of money in excess of $2,500,000 in the aggregate in excess of insurance coverage, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Restricted Subsidiary which, together with all other such property of the Borrower and the Restricted Subsidiaries subject to other such process exceeds $2,500,000 in the aggregate in excess of insurance coverage, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                  (j) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower, any Restricted Subsidiary or any ERISA Affiliate, or to which the Borrower, any Restricted Subsidiary or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or the Borrower, any Restricted Subsidiary or any ERISA Affiliate shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower, any Restricted Subsidiary or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or the Borrower, any Restricted Subsidiary or any ERISA Affiliate shall enter into or become obligated to contribute to a Multiemployer Plan;

                  (k) There shall occur any default or event of default or any event which gives rise to a right of redemption or similar option or privilege with respect to Indebtedness of the Borrower or any Restricted Subsidiary or which causes the Borrower or any Restricted Subsidiary to be required to offer to purchase any such Indebtedness under any agreement or instrument evidencing Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $5,000,000, or there shall occur any material default under any Interest Rate Hedge Agreement, fixed rate loan agreement or other similar arrangement having a notional principal amount of $5,000,000 or more, which default or event of default, in any such case, has not been cured within any applicable cure period and as to which notice, if any is required to be given in order for such event to constitute an event of default, has been given under such agreement or instrument;

                  (l) Any number of Licenses shall be terminated or revoked such that the Borrower or one or more Restricted Subsidiaries are no longer entitled to operate the portion of the System subject to such Licenses and retain the revenue received therefrom, or the Borrower or any Restricted Subsidiary or any grantor or grantors of Licenses shall fail to renew any number of Licenses at the stated expiration thereof such that the Borrower or one or more Restricted Subsidiaries are no longer entitled to operate the portion of the System subject to such Licenses and retain the revenue received therefrom, and the overall effect of all such terminations, revocations and failures to renew would be or has been to reduce, by ten percent (10%) or more, Annualized Operating Cash Flow as of the Agreement Date; or

                  (m) Any material provision of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by the Borrower or any Restricted Subsidiary, or by any governmental authority having jurisdiction over the Borrower or any Restricted Subsidiary, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any Restricted Subsidiary shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document.

         Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

                  (a) With the exception of an Event of Default specified in
Section 8.1(g) or (h), the Administrative Agent, at the direction of the Required Lenders, shall (i) terminate the Revolving Loan Commitment and Term Loan, and/or (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed under this Agreement, the Notes and the other Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes, or the other Loan Documents to the contrary notwithstanding, and/or (iii) declare the face amount of each outstanding Letter of Credit to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes, or the other Loan Documents to the contrary notwithstanding.

                  (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(g) or Section 8.1(h), such principal, interest and other amounts (including, without limitation, the face amount of all Letters of Credit) shall thereupon and concurrently therewith become due and payable and the Revolving Loan Commitment and Term Loan shall forthwith terminate, all without any action by any of the Administrative Agent, the Lenders, the Required Lenders or the holders of the Notes, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding.

                  (c) The Administrative Agent, in accordance with Section 9.8 hereof, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

                  (d) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                    ARTICLE 9

                                   The Agents

         Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         Section 9.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 9.3 Consultation with Counsel. The Administrative Agent may consult with such legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith reliance on the advice of such counsel.

         Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 9.5 Administrative Agent and Affiliates. With respect to the Loans and all other matters herein, the Lender which is an affiliate of the Administrative Agent shall have the same rights and powers hereunder as any other Lender and the Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower and its Subsidiaries, and any Affiliates of, or Persons doing business with, the Borrower and its Subsidiaries, as if it were not affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders acknowledge that the Administrative Agent and its affiliates have other lending and investment relationships with the Borrower and its Subsidiaries and its Affiliates and in the future may enter into additional such relationships.

         Section 9.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its gross negligence or willful misconduct.

         Section 9.7 Action by Administrative Agent.

                  (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) or 8.2(c) of this Agreement without the request of the Required Lenders. The Administrative Agent shall not incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

                  (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Required Lenders or all the Lenders, if expressly required by the terms of this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

         Section 9.8 Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its action pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights as it deems in its discretion to be advisable for the protection of the

Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         Section 9.9 Responsibility Disclaimed. The Administra- tive Agent shall be under no liability or responsibility whatso- ever as Administrative Agent:

                  (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender of any of its or their obligations under this Agreement;

                  (b) To any Lender, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other Person of any of its obligations under this Agreement or the Notes or any other Loan Document; or

                  (c) To any Lender, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

         Section 9.10 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent.

         Section 9.11 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent and the Borrower that:

                  (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and the Restricted Subsidiaries and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

                  (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower and the Restricted Subsidiaries.

         Section 9.12 Successor Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lender and the Borrower, and may be removed at any time for cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within ten (10) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Section 9.13 Arranging Agents. The Arranging Agents shall have no duties or obligations under this Agreement or the other Loan Documents in their capacities as Arranging Agents other than as expressly provided herein.

                                   ARTICLE 10

                             Change in Circumstances
                               Affecting Advances

      Section 10.1 LIBOR Basis Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that deposits in dollars (in the applicable amount) are not being offered to such Lender in the relevant market for such Interest Period, or if the rate quoted by the Administrative Agent does not reflect such Lender's actual cost of funding such Advance, such Lender shall forthwith give notice thereof to the Administrative Agent, the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of such Lender to make LIBOR Advances shall be suspended.

         Section 10.2 Illegality. If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its LIBOR Advances, such Lender shall notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance of such Lender so affected, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such Advance if such Lender may lawfully continue to maintain and fund such Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each LIBOR Advance of such Lender so affected, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such repayment.

         Section 10.3 Increased Costs.

                  (a) If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (1) shall subject any Lender to any tax, duty or other charge with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, fees or other amounts due from the Borrower hereunder or under the Notes or its obligation to make Loans hereunder (except for taxes on the overall net income of such Lender), or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Loans or in respect of any other amounts due under this Agreement in respect of its Loans, or its obligation to make Loans; or

                           (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London Interbank Borrowing Market any other condition affecting its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Loans, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under its Notes with respect thereto, then, on the earlier of a date within fifteen (15) days after demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

                  (b) A certificate of any Lender claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be presumptively correct in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3 with respect to LIBOR Advances, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding LIBOR Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such LIBOR Advances the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

         Section 10.4 Effects on Other Advances. If notice has been given pursuant to Sections 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make any LIBOR Advance, or requiring LIBOR Advances of any Lender to be repaid or prepaid, then, unless and until the Administrative Agent notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.


                                   ARTICLE 11

                                  Miscellaneous

         Section 11.1 Notices.

                  (a) Except as provided in the following sentence, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All Requests for Advances and other borrowing and payment notices shall be in writing and shall be deemed to be given only upon actual receipt by the Administrative Agent. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                (i)        If to the Borrower, to it at:

                           Lenfest Communications, Inc.
                           c/o The Lenfest Group
                           200 Cresson Boulevard
                           Oaks, Pennsylvania  19456-0989
                           Telecopy No.:  (610) 650-3011
                           Attn:  Harry F. Brooks

                           via U.S. Mail:

                           Lenfest Communications, Inc.
                           c/o The Lenfest Group
                           200 Cresson Boulevard
                           P.O. Box 989
                           Oaks, Pennsylvania  19456-0989

                           with a copy to:

                           The Lenfest Group
                           200 Cresson Boulevard
                           Oaks, Pennsylvania  19456-0989
                           Telecopy No.:  (610) 650-3061
                           Attn:  Samuel W. Morris, Jr., Esq.

                           and to:

                           The Lenfest Group
                           200 Cresson Boulevard
                           Oaks, Pennsylvania  19456-0989
                           Telecopy No.:  (610) 650-3061
                           Attn:  Stephen N. Plant

               (ii)        If to the Administrative Agent, to it at:

                           Toronto Dominion (Texas), Inc.
                           909 Fannin Street, Suite 1700
                           Houston, Texas  77010
                           Attn:  Manager, Agency

                           with a copy to:

                           The Toronto-Dominion Bank
                           31 West 52nd Street
                           New York, New York  10019
                           Telecopy No.:  (212) 262-1928
                           Attn:  Melissa Glass

              (iii)        If to the Lenders, to them at:

                           The Toronto-Dominion Bank
                           909 Fannin, Suite 1700
                           Houston, Texas  77010
                           Attn:  Manager, Agency

                           with a copy to:

                           The Toronto-Dominion Bank
                           31 West 52nd Street
                           New York, New York  10019
                           Telecopy No.:  (212) 262-1928
                           Attn:  Melissa Glass

                           PNC Bank, National Association
                           100 South Broad Street
                           9th Floor
                           Philadelphia, Pennsylvania  19101
                           Telecopy No.:  (215) 585-6680
                           Attn:  Jeffrey E. Hauser

                           NationsBank of Texas, N.A.
                           901 Main Street
                           64th Floor Plaza
                           Dallas, Texas  75202
                           Telecopy No.:  (214) 508-9390
                           Attn:  Gregory I. Meador

                           Union Bank of California, N.A.
                           400 California, N.A.
                           17th Floor
                           San Francisco, California  94104
                           Telecopy No.:  (415) 765-3146
                           Attn:  David Chicca

                           Bank of Montreal, Chicago Branch
                           430 Park Avenue
                           16th Floor
                           New York, New York  10022
                           Telecopy No.:  (212) 605-1648
                           Attn:  Mike Andres

                           The Bank of Nova Scotia
                           One Liberty Plaza
                           26th Floor
                           New York, New York  10006
                           Telecopy No.:  (212) 225-5090
                           Attn:  Margot Bright

                           Banque Nationale de Paris
                           725 S. Figueroa Street
                           Los Angeles, California  90017
                           Telecopy No.:  (213) 488-9602
                           Attn:  Janice Ho

                           CIBC Inc.
                           425 Lexington Avenue
                           New York, New York  10017
                           Telecopy No.:  (212) 856-3558
                           Attn:  Coleen Risorto

                           CoreStates Bank, N.A.
                           1339 Chestnut Street
                           Philadelphia, Pennsylvania  19101-7618
                           Telecopy No.:  (215) 973-77212
                           Attn:  Doug Blackman

                           Dresdner Bank AG, New York
                             and Grand Cayman Branches
                           75 Wall Street
                           New York, New York  10005
                           Telecopy No.:  (212) 429-2129
                           Attn:  Jane Majeski

                           The First National Bank of Maryland
                           25 South Charles Street
                           18th Floor
                           Baltimore, Maryland  21201
                           Telecopy No.:  (410) 244-4746
                           Attn:  Tim Knabe

                           First Hawaiian Bank
                           1132 Bishop Street
                           19th Floor
                           Honolulu, Hawaii  96813
                           Telecopy No.:  (808) 525-8973
                           Attn:  William Schink

                           LTCB Trust Company
                           165 Broadway
                           New York, New York  10006
                           Telecopy No.:  (212) 608-2371
                           Attn:  Tetsuya Fukunaga

                           MeesPierson N.V.
                           445 Park Avenue
                           5th Floor
                           New York, New York  10022
                           Telecopy No.:  (212) 801-0420
                           Attn:  Claudia Chifos

                           Merita Bank Ltd, Grand Cayman Branch
                           437 Madison Avenue
                           New York, New York  10017
                           Telecopy No.:  (212) 318-9318
                           Attn:  Eric Mann

                           Royal Bank of Canada
                           Financial Square
                           24th Floor
                           New York, New York  10006
                           Telecopy No.:  (212) 426-6460
                           Attn:  Eduardo Salazar

                           The Sumitomo Bank, Ltd.
                           Sears Tower
                           Suite 4800
                           233 S. Wacker Drive
                           Chicago, Illinois  60606
                           Telecopy No.:  (312) 876-6436
                           Attn:  Patrick Kennedy

                           Van Kampen American Capital
                             Prime Rate Income Trust
                           One Parkview Plaza
                           Oak Brook Terrace, Illinois  60181
                           Telecopy No.:  (708) 684-6740
                           Attn:  Mr. Jeffrey Maillet]

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to other parties.

         Section 11.2 Expenses. The Borrower will promptly pay:

                  (a) all reasonable out-of-pocket costs and expenses of the Arranging Agents in connection with the preparation, negotiation, execution and delivery of this Agreement and other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder whether or not such Advance is made, provided that legal fees and expenses under this subsection 11.2(a) shall be limited to the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy, special counsel for the Arranging Agents;

                  (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents (other than routine overhead expenses) and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders or the Required Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of counsel for the Administrative Agent; and

                  (c) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in obtaining performance under this Agreement or the other Loan Documents and in connection with any restructuring, refinancing or "work out" of the transactions contemplated hereby and thereby, and all reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of any experts, agents, consultants and counsel for each of the Administrative Agent and the Lenders.

         Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Lenders, and the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Required Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Administrative Agent and the Lenders at variance with the terms of the Agreement such as to require further notice by the Administrative Agent and the Lenders of their intent to require strict adherence to the terms of the Agreement in the future.

Any such actions shall not in any way affect the ability of the Administrative Agent and the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent and the Lenders are party, relating to the Borrower.

         Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Lenders and any subsequent holder or holders of the Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower (other than as expressly provided below) or to any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Lenders or such holder under this Agreement, the Notes and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) the Lenders or the holder of the Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Notes shall be subject to the pro rata treatment provisions of Section 2.11 hereof. Upon direction by the Administrative Agent with the consent of the Required Lenders, each Lender holding deposits of the Borrower shall exercise its set-off rights as so directed. The Administrative Agent shall give the Borrower notice of any exercise of set-off rights of which it is aware after the occurrence thereof; provided, however, that failure by the Administrative Agent to provide such notice shall not invalidate or otherwise render inappropriate or unlawful any such exercise of set-off rights hereunder.

         Section 11.5 Assignment.

                  (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of the Administrative Agent and the Lenders.

                  (b) Following the Syndication Period, each Lender may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which such Lender may assign or participate its interest under this Agreement and the Notes and the other Loan Documents, including, its interest in any particular Advance or portion thereof, as follows:

                         (i) Each Lender may sell assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one or more U.S. affiliates of such Lender, and (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, without restriction.

                        (ii) All other assignments and participations (as applicable) shall be subject to the following additional terms and conditions:

                                    (A) No Lender shall assign its interests in
                  either the Revolving Loan Commitment or the Term Loan without
                  (i) assigning an identical percentage of the Revolving Loan Commitment (including, without limitation, the Letter of Credit Commitment thereunder) and the Loans and Letters of Credit outstanding under both the Revolving Loan Commitment and the Term Loan, (ii) obtaining the prior consent of the Administrative Agent and, (iii) so long as no Default has occurred and is continuing, obtaining the prior consent of the Borrower. No such consent shall be unreasonably withheld or delayed.

                                    (B) Any Person purchasing a participation or
                  an assignment of the Loans from a Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

                                    (C) Assignments (including any assignment of
                  any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit H. No assignment shall be in an amount less than $5,000,000 or such lesser amount as shall be agreed to by the Borrower and the Administrative Agent. As of the effective date thereof, assignments shall relieve the assigning Lender of all future obligations with respect to the portion of the Loans so assigned and shall confer on the assignee all rights and obligations of the assigning Lender with respect to such portion of the Loans.

                                    (D) Participants shall have the same rights
                  and benefits as the assigning Lender under Sections 2.10 and
                  2.12 and Articles 6 and 10 hereof.

                                    (E) No participation agreement shall confer
                  any rights under this Agreement or the other Loan Documents to any purchaser thereof, or relieve the selling Lender from its obligations under this Agreement; provided, however, that a participation agreement may confer on the participant the right to approve or disapprove (w) decreases in the interest rates or commitment fees applicable to the Loans, (x) any forgiveness of principal or interest, (y) any extension of any Maturity Date or any scheduled date for the payment of principal or reduction in either Commitment, or (z) any release of any collateral or guaranty with respect to the Obligations.

                                    (F) No assignment, participation or other
                  transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

                                    (G) If applicable, the assigning Lender
                  shall, and shall cause each of its assignees and participants to provide to the Administrative Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting the assignee's or participant's position that no withholding by the Borrower for U.S. income tax payable by the Lenders and their assignees and participants in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

                  (c) The Borrower hereby agrees that any holder of a participation in, and any assignee or transferee of, all or any portion of any amount owed by the Borrower under this Agreement and the Notes may exercise any and all rights of banker's lien, set-off, or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee, or holder as fully as if such assignee, transferee, or holder had made the Loans in the amount of the obligation in which it holds a participation or which is assigned or transferred to it.

                  (d) Except as specifically set forth in this Section, nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy, or other claim under this Agreement or the other Loan Documents.

                  (e) Each Lender who sells or assigns a portion of its Loans, Commitments or Notes, including, without limitation, to another Lender, but excluding assignments made pursuant to Section 11.5(b)(i) hereof, shall pay to the Administrative Agent an assignment fee of $3,000 for each such assignment on or before the effective date of such assignment.

                  (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

         Section 11.6 Accounting Principles. All references in this Agreement to generally accepted accounting principles shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All calculations to be made hereunder with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis shall be made using the special-purpose financial statements of such Persons on a consolidated basis prepared in accordance herewith.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 Governing Law. This Agreement and the other Loan Documents shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any conflict of law principles.

         Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.10 Interest.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                  (b) Notwithstanding the use by the Lenders of the Base Rate and LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

         Section 11.11 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Required Lenders and, in the case of an amendment, also by the Borrower, except that in the event of (a) any decrease (other than pro rata) or any increase in the amount of the Revolving Loan Commitment or the Term Loan , (b) any delay in the timing of, or reduction of the amount of, any mandatory reduction in the Revolving Loan Commitment or the Term Loan, or any payments of principal, interest, and fees due hereunder, or any change in the method of calculating interest and fees payable hereunder,
(c) any release or impairment of collateral or any guaranty issued in favor of the Administrative Agent and the Lenders in respect of the Obligations, (d) any waiver of any Event of Default arising from the failure by the Borrower to pay any sum due hereunder, or (e) any amendment of Section 2.11 or this Section
11.12 or of the definition of Required Lenders or any provision specifying the number of Lenders required to take action hereunder, any amendment or waiver may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, also by the Borrower.

         Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         Section 11.14 Consent to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Agreement or Advances hereunder may be brought in any court of the United States of America for the Southern District of New York or the State of New York, and by execution and delivery of this Agreement the Borrower irrevocably submits to each such jurisdiction for that purpose. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon the Borrower.

         Section 11.15 Confidentiality. The Lenders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Lenders may make disclosure of any such information to their examiners, Affiliates,outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Lenders or involving any Lender. In no event shall any Lender be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Lender with respect to information that (i) is or becomes generally available to the public (other than through such Lender), (ii) is already in the possession of such Lender on a nonconfidential basis, or (iii) comes into the possession of such Lender in a manner not involving a breach of a duty of confidentiality owing to the Borrower.


                                   ARTICLE 12

                              Waiver of Jury Trial

         Section 12.1 Waiver of Jury Trial. THE BORROWER, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ARRANGING AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ARRANGING AGENTS, OR ANY OF THEM, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES SET FORTH ABOVE.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                                   LENFEST COMMUNICATIONS, INC.



                                            By:_______________________________
[CORPORATE SEAL]
                                                  Its:________________________


                                            Attest:___________________________

                                                  Its:________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            TORONTO DOMINION (TEXAS), INC., as
                                            Administrative Agent



                                            By:_______________________________

                                                  Its:________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            THE TORONTO-DOMINION BANK, as an
                                            Arranging Agent and a Lender



                                            By:_______________________________

                                                  Its:________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                        PNC BANK, NATIONAL ASSOCIATION, as an
                                        Arranging Agent and a Lender



                                        By:____________________________________

                                              Its:_____________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                        NATIONSBANK OF TEXAS, N.A., as an
                                        Arranging Agent and a Lender



                                        By:____________________________________

                                              Its:_____________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            UNION BANK OF CALIFORNIA, N.A., as a
                                            Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            BANK OF MONTREAL, as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            THE BANK OF NOVA SCOTIA, as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                          BANQUE NATIONALE DE PARIS, as a Lender



                                          By:__________________________________

                                                Its:___________________________



                                          By:__________________________________

                                                Its:___________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            CIBC INC., as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            CORESTATES BANK, N.A., as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            DRESDNER BANK AG, NEW YORK AND GRAND
                                            CAYMAN BRANCHES, as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                         THE FIRST NATIONAL BANK OF MARYLAND, as
                                         a Lender



                                         By:__________________________________

                                               Its:___________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            FIRST HAWAIIAN BANK, as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            LTCB TRUST COMPANY, as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            MEESPIERSON N.V., as a Lender



                                            By:________________________________

                                                  Its:_________________________


                                            By:________________________________

                                                  Its:_________________________


                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                        MERITA BANK LTD, GRAND CAYMAN BRANCH, as a Lender



                                            By:________________________________

                                                  Its:_________________________


                                            By:________________________________

                                                  Its:_________________________


                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            ROYAL BANK OF CANADA, as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                            THE SUMITOMO BANK, LTD., as a Lender



                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page

                                          VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                          INCOME TRUST, as a Lender


                                            By:________________________________

                                                  Its:_________________________

                                                          LENFEST COMMUNICATIONS
                                                                CREDIT AGREEMENT
                                                                  Signature Page